AGREEMENT AND PLAN OF MERGER


                  DATED AS OF DECEMBER 18, 1997


                              AMONG


                  HARRAH'S ENTERTAINMENT, INC.,


                      HEI ACQUISITION CORP.


                               AND


                         SHOWBOAT, INC.

                        TABLE OF CONTENTS

                                                                   PAGE

ARTICLE I.     THE MERGER                                             1

      SECTION 1.1.  THE MERGER                                        1
      SECTION 1.2.  EFFECTIVE TIME OF THE MERGER                      1
      SECTION 1.3.  CLOSING                                           2
      SECTION 1.4.  EFFECT OF THE MERGER                              2
      SECTION 1.5.  ARTICLES OF INCORPORATION AND BYLAWS OF
                      THE SURVIVING CORPORATION                       2
      SECTION 1.6.  DIRECTORS AND OFFICERS OF THE SURVIVING
                      CORPORATION                                     2

ARTICLE II.    EFFECT OF THE MERGER ON SECURITIES OF THE
                 CONSTITUENT CORPORATIONS                             2

      SECTION 2.1.  CONVERSION OF SECURITIES                          2
      SECTION 2.2.  PAYMENT FOR SHARES OF SHOWBOAT COMMON STOCK       3
      SECTION 2.3.  SHOWBOAT OPTION PLANS; SARS                       4

ARTICLE III.   REPRESENTATIONS AND WARRANTIES OF SHOWBOAT             5

      SECTION 3.1.  ORGANIZATION OF SHOWBOAT AND ITS SUBSIDIARIES     5
      SECTION 3.2.  CAPITALIZATION                                    6
      SECTION 3.3.  AUTHORITY; NO CONFLICT; REQUIRED FILINGS
                      AND CONSENTS                                    7
      SECTION 3.4.  PUBLIC FILINGS; FINANCIAL STATEMENTS              9
      SECTION 3.5.  NO UNDISCLOSED LIABILITIES                       10
      SECTION 3.6.  ABSENCE OF CERTAIN CHANGES OR EVENTS             10
      SECTION 3.7.  TAXES                                            11
      SECTION 3.8.  REAL PROPERTY                                    13
      SECTION 3.9.  TITLE TO PERSONAL PROPERTY; LIENS                15
      SECTION 3.10. INTELLECTUAL PROPERTY                            15
      SECTION 3.11. AGREEMENTS, CONTRACTS AND COMMITMENTS            15
      SECTION 3.12. LITIGATION                                       16
      SECTION 3.13. ENVIRONMENTAL MATTERS                            17
      SECTION 3.14. EMPLOYEE BENEFIT PLANS                           18
      SECTION 3.15. COMPLIANCE                                       21
      SECTION 3.16. PROXY STATEMENT                                  22
      SECTION 3.17. LABOR MATTERS                                    22
      SECTION 3.18. INSURANCE                                        23
      SECTION 3.19. OPINION OF FINANCIAL ADVISOR                     23
      SECTION 3.20. NO EXISTING DISCUSSIONS                          23
      SECTION 3.21. SHOWBOAT RIGHTS PLAN; NEVADA TAKEOVER STATUTE    23
      SECTION 3.22. BROKERS                                          23
      SECTION 3.23. TRANSACTIONS WITH AFFILIATES                     23

ARTICLE IV.    REPRESENTATIONS AND WARRANTIES OF HARRAH'S
                 AND MERGER SUB                                      24

      SECTION 4.1.  ORGANIZATION                                     24
      SECTION 4.2.  AUTHORITY; NO CONFLICT; REQUIRED FILINGS
                      AND CONSENTS                                   24
      SECTION 4.3.  PROXY STATEMENT                                  25
      SECTION 4.4.  BROKERS                                          26
      SECTION 4.5.  FINANCING                                        26
      SECTION 4.6.  COMPLIANCE WITH GAMING LAWS                      26

ARTICLE V.     COVENANTS                                             28

      SECTION 5.1.  CONDUCT OF BUSINESS OF SHOWBOAT                  28
      SECTION 5.2.  COOPERATION; NOTICE; CURE                        31
      SECTION 5.3.  NO SOLICITATION                                  31
      SECTION 5.4.  PROXY STATEMENT                                  32
      SECTION 5.5.  SPECIAL MEETING                                  33
      SECTION 5.6.  ACCESS TO INFORMATION                            33
      SECTION 5.7.  GOVERNMENTAL APPROVALS                           34
      SECTION 5.8.  PUBLICITY                                        35
      SECTION 5.9.  INDEMNIFICATION                                  35
      SECTION 5.10. STOCKHOLDER LITIGATION                           35
      SECTION 5.11. EMPLOYMENT ARRANGEMENTS                          36
      SECTION 5.12. FURTHER ASSURANCES AND ACTIONS                   36
      SECTION 5.13. EMPLOYEE BENEFITS                                36
      SECTION 5.14. USE OF SHOWBOAT NAME                             37

ARTICLE VI.    CONDITIONS TO MERGER                                  37

      SECTION 6.1.  CONDITIONS TO EACH PARTY'S OBLIGATION
                      TO EFFECT THE MERGER                           37
      SECTION 6.2.  ADDITIONAL CONDITIONS TO OBLIGATIONS OF
                      SHOWBOAT                                       38
      SECTION 6.3.  ADDITIONAL CONDITIONS TO OBLIGATIONS OF
                      HARRAH'S                                       38

ARTICLE VII.   TERMINATION AND AMENDMENT                             39

      SECTION 7.1.  TERMINATION                                      39
      SECTION 7.2.  EFFECT OF TERMINATION                            41
      SECTION 7.3.  FEES AND EXPENSES                                41
      SECTION 7.4.  AMENDMENT                                        42
      SECTION 7.5.  EXTENSION; WAIVER                                42

ARTICLE VIII.  MISCELLANEOUS                                         42

      SECTION 8.1.  NONSURVIVAL OF REPRESENTATIONS, WARRANTIES
                      AND AGREEMENTS                                 42
      SECTION 8.2.  NOTICES                                          42
      SECTION 8.3.  INTERPRETATION                                   43
      SECTION 8.4.  COUNTERPARTS                                     43

      SECTION 8.5.  ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES   44
      SECTION 8.6.  GOVERNING LAW                                    44
      SECTION 8.7.  ASSIGNMENT                                       44

EXHIBITS

     Exhibit A  Form of Stockholder Support Agreement

                     TABLE OF DEFINED TERMS


                                                CROSS REFERENCE
TERMS                                             IN AGREEMENT
Acquisition Proposal                             Section 5.3(a)
Agreement                                        Preamble
Alternative Transaction                          Section 5.3(c)
best knowledge                                   Section 3.2(c)
Benefit Arrangement                              Section 3.14(a)
Articles of Merger                               Section 1.2
Closing                                          Section 1.3
Closing Date                                     Section 1.3
Code                                             Section 3.7(a)
Confidentiality Agreements                       Section 5.3(a)
Effective Time                                   Section 1.2
Employee Plans                                   Section 3.14(a)
Environmental Condition                          Section 3.13
Environmental Laws                               Section 3.13
Environmental Liabilities and Costs              Section 3.13
ERISA                                            Section 3.14(a)
ERISA Affiliate                                  Section 3.14(a)
Exchange Act                                     Section 2.3
Exchange Agent                                   Section 2.2(a)
Foreign Jurisdiction                             Section 3.3(c)
Foreign Plan                                     Section 3.14(a)
Foreign Subsidiary                               Section 3.14(a)
Form 31                                          Section 3.11(e)
GAAP                                             Section 3.4(c)
Governmental Approvals                           Section 5.7(a)
Governmental Entity                              Section 3.3(c)
Harrah's                                         Preamble
Harrah's Disclosure Schedule                     Article IV
Harrah's Gaming Laws                             Section 4.6(b)
Harrah's Permits                                 Section 4.6(c)
HSR Act                                          Section 3.3(c)
Indebtedness                                     Section 3.11(a)
Indemnified Parties                              Section 5.9(a)
IRS                                              Section 3.7(d)
Merger Sub                                       Preamble
Merger                                           Section 1.1
Merger Consideration                             Section 2.1(a)
Multiemployer Plan                               Section 3.14(a)
Nonqualified Plans                               Section 3.14(c)
Notifying Party                                  Section 5.7(a)
NRS                                              Section 1.1

                               iv

                                                CROSS REFERENCE
TERMS                                             IN AGREEMENT
Option Settlement Amount                         Section 2.3
Options                                          Section 2.3
Pension Plan                                     Section 3.14(a)
Proxy Statement                                  Section 3.16
Reporting Subsidiaries                           Section 3.4(a)
SARs                                             Section 2.3
SAR Settlement Amount                            Section 2.3
Securities Act                                   Section 3.4(a)
Showboat                                         Preamble
Showboat Balance Sheet                           Section 3.4(c)
Showboat Common Stock                            Section 2.1(a)
Showboat Disclosure Schedule                     Article III
Showboat Gaming Laws                             Section 3.15(b)
Showboat Leased Property                         Section 3.8(a)
Showboat Material Adverse Effect                 Section 3.1
Showboat Material Contracts                      Section 3.11(a)
Showboat Owned Property                          Section 3.8(a)
Showboat Permits                                 Section 3.15(a)
Showboat Preferred Stock                         Section 3.2(a)
Showboat Rights Plan                             Section 3.2(b)
Showboat SEC Reports                             Section 3.4(a)
Showboat Stock Appreciation Rights Plan          Section 2.3
Showboat Stock Option Plans                      Section 2.3
Showboat Stock Plans                             Section 3.2(a)
Special Meeting                                  Section 3.16
SEC                                              Section 3.3(c)
Stockholder Support Agreements                   Preamble
Subsidiary                                       Section 3.1
Superior Proposal                                Section 5.3(a)
Surviving Corporation                            Section 1.1
Sydney Harbour                                   Section 3.2(c)
Sydney Harbour Management Agreement              Section 3.11(e)
Sydney Harbour Material Contract                 Section 3.11(c)
Sydney Harbour Reports                           Section 3.4(b)
Tax Return                                       Section 3.7(d)
Taxes                                            Section 3.7(d)
Third Party                                      Section 5.3(a)
Voting Debt                                      Section 3.2(b)
Waterfront                                       Section 3.5
Welfare Plan                                     Section 3.14(a)

                  AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of December 18, 1997, by and among HARRAH'S ENTERTAINMENT, INC., a Delaware corporation ("Harrah's"), HEI ACQUISITION CORP., a Nevada corporation and an indirect wholly-owned subsidiary of Harrah's ("Merger Sub"), and SHOWBOAT, INC., a Nevada corporation ("Showboat").

     WHEREAS, the Board of Directors of Showboat has determined that the merger of Merger Sub with and into Showboat, upon the terms and subject to the conditions set forth in this Agreement (the "Merger"), is fair to, and in the best interest of, Showboat and its stockholders;

     WHEREAS, the Boards of Directors of Harrah's and Merger Sub have determined that the Merger is in the best interests of Harrah's and Merger Sub and their respective stockholders;

     WHEREAS, the Boards of Directors of Harrah's, Merger Sub and
Showboat have each approved and adopted this agreement and approved the Merger and the other transactions contemplated hereby;

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to each of Harrah's' and Merger Sub's willingness to enter into this Agreement, certain stockholders of Showboat have entered into Stockholder Support Agreements with Harrah's dated as of the date of this Agreement in the form attached hereto as Exhibit A (the "Stockholder Support Agreements"), pursuant to which such stockholders have agreed, among other things, to vote all voting securities of Showboat beneficially owned by them in favor of approval and adoption of the Agreement and the Merger;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                           ARTICLE I.

                           THE MERGER

     Section 1.1.   THE MERGER.

     Upon the terms and subject to the provisions of this Agreement and in accordance with Chapter 92A of the Nevada
Revised Statutes (the "NRS"), at the Effective Time (as defined in Section 1.2), Merger Sub shall be merged with and into Showboat (the "Merger"). As a result of the Merger, the separate corporate existence of Merger Sub shall cease and Showboat shall continue as the surviving corporation (the "Surviving
Corporation").

     Section 1.2.   EFFECTIVE TIME OF THE MERGER.

     Subject to the provisions of this Agreement (including
Section 7.1 hereof), articles of merger with respect to the Merger in such form as is required by NRS Section 92A.200 (the "Articles of Merger") shall be duly prepared, executed and acknowledged and thereafter delivered to the Secretary of State of the State of Nevada for filing, as provided in the NRS, as early as practicable on the Closing Date (as defined in Section 1.3). The Merger shall become effective at the later of the time of filing of the Articles of Merger or at such time as is specified in the Articles of Merger (the "Effective Time").

     Section 1.3.   CLOSING.

     The closing of the Merger (the "Closing") will take place at such time and place to be agreed upon by the parties hereto, on a date to be specified by Harrah's and Showboat, which shall be no later than the third business day after satisfaction or, if permissible, waiver of the conditions set forth in Article VI (the "Closing Date"), unless another date is agreed to by Harrah's and Showboat.

     Section 1.4.   EFFECT OF THE MERGER.

     Upon becoming effective, the Merger shall have the effects set forth in the NRS. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all properties, rights, privileges, powers and franchises of Merger Sub and Showboat shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and Showboat shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 1.5.   ARTICLES OF INCORPORATION AND BYLAWS OF THE
SURVIVING CORPORATION.

     At the Effective Time, the Articles of Incorporation and Bylaws of the Surviving Corporation shall be amended to be identical to the Articles of Incorporation and Bylaws, respectively, of Merger Sub as in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation shall be "Showboat, Inc."), in each case until duly amended in accordance with applicable law.

     Section 1.6.   DIRECTORS AND OFFICERS OF THE SURVIVING
CORPORATION.

     The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

                           ARTICLE II.

      EFFECT OF THE MERGER ON SECURITIES OF THE CONSTITUENT
                          CORPORATIONS

     Section 2.1.   CONVERSION OF SECURITIES.

     At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto or the holders of any of the following:

     (a) SHOWBOAT COMMON STOCK. Each share of Showboat Common Stock, par value $1.00 per share, of Showboat ("Showboat Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into the right to receive, without interest, $30.75 in cash (the "Merger Consideration"). Payment of Merger Consideration shall be made in the manner described in
Section 2.2. All shares of Showboat Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any ownership or other rights with respect thereto, except the right to receive the Merger Consideration for such shares upon the surrender of such certificate in accordance with Section 2.2.

     (b) CANCELLATION OF TREASURY STOCK AND HARRAH'S-OWNED STOCK. All shares of Showboat Common Stock that are owned by Showboat as treasury stock and any shares of Showboat Common Stock owned by Harrah's or any wholly-owned Subsidiary (as defined in Section 3.1) of Harrah's shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

     (c) CAPITAL STOCK OF MERGER SUB. Each issued and outstanding share of the common stock, par value $.01 per share, of Merger Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

     (d) SHOWBOAT DEBT SECURITIES. All notes and other debt instruments of Showboat that are outstanding at the Effective Time shall continue to be outstanding subsequent to the Effective Time as debt instruments of the Surviving Corporation, subject to their respective terms and provisions.

     Section 2.2.   PAYMENT FOR SHARES OF SHOWBOAT COMMON STOCK.

     (a) Prior to the Effective Time, Harrah's shall appoint a bank or trust company reasonably satisfactory to Showboat to act as exchange agent for the purpose of paying the Merger Consideration (the "Exchange Agent"). Immediately prior to the Effective Time, Harrah's shall deposit or cause to be deposited with the Exchange Agent, for the benefit of the holders of Showboat Common Stock, cash in an aggregate amount sufficient to pay the aggregate Merger Consideration. Not later than five business days after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each person who was, immediately prior to the Effective Time, a holder of record of issued and outstanding shares of Showboat Common Stock, a form of letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented any of such shares in exchange for payment of the Merger Consideration. The Exchange Agent's transmittal letter shall specify that delivery shall be effected and risk of loss and title to the certificates shall pass only upon proper delivery of the certificates to the Exchange Agent. Upon surrender to the Exchange Agent of such certificates, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and subject to Section 2.2(b), the Surviving Corporation shall promptly cause to be paid to each person entitled thereto cash in an amount equal to the product of (x) the number of shares of Showboat Common Stock represented by such certificates and (y) the Merger Consideration. Until surrendered in accordance with the provisions of this Section 2.2(a), each certificate shall represent for all purposes only the right to receive the Merger Consideration, without any interest thereon.

     (b) The Surviving Corporation or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Showboat Common Stock such amounts as the Surviving Corporation or the Exchange

Agent is required to deduct and withhold with respect to the making of such payment under the Code (as defined in Section 3.7(a)), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Showboat Common Stock in respect of which deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

     (c) Promptly following the first anniversary of the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a certificate formerly representing a share of Showboat Common Stock may surrender such certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the aggregate Merger Consideration relating thereto, without any interest or dividends thereon. None of Harrah's, the Surviving Corporation or the Exchange Agent shall be liable to any holder of shares of Showboat Common Stock for any cash constituting the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Section 2.3.   SHOWBOAT OPTION PLANS; SARS.

     At the Effective Time, each unexpired and unexercised outstanding option, whether or not then vested or exercisable in accordance with its terms, to purchase shares of Showboat Common Stock ("Options") previously granted by Showboat or its Subsidiaries under Showboat's 1989 Long Term Incentive Plan, 1994 Long Term Incentive Plan, 1992 Employee Stock Option Plan and 1989 Board of Directors' Stock Option Plan as amended and restated on January 30, 1996 (collectively, the "Showboat Stock Option Plans") will become exercisable in full and each holder of an Option shall be entitled to receive from Showboat (or the Surviving Corporation) in cancellation thereof a payment (subject to applicable income tax withholding and employer taxes) in an amount equal to the excess, if any, of the Merger Consideration over the per share exercise price of such Option, multiplied by the number of shares of Showboat Common Stock subject to such Option (the "Option Settlement Amount"). The Option Settlement Amount shall be paid in cash at the Effective Time. At the Effective Time, each then outstanding stock appreciation right granted by Showboat under its 1996 Stock Appreciation Rights Plan (the "Showboat Stock Appreciation Rights Plan"), whether or not then vested or exercisable in accordance with its terms (collectively, "SARs"), shall become exercisable in full and each holder of a SAR shall be entitled to receive from Showboat (or the Surviving Corporation) in cancellation thereof a payment of an amount in cash equal to the excess, if any, of the Merger Consideration over the exercise price of such SAR multiplied by the number of shares of Showboat Common Stock subject to such SAR, subject to any withholding of taxes and any reduction in the Rights Payments (as defined in the Showboat Stock Appreciation Rights Plan) pursuant to the terms of Section IV of the Stock Appreciation Rights Plan (the "SAR Settlement Amount"). The SAR Settlement Amount shall be paid in cash at the Effective Time. From and after the Effective Time, all Options and SARs shall represent only the right of the holders of such Options or SARs to receive payment of the Option Settlement Amount or SAR Settlement Amount, as the case may be, upon the surrender thereof. The surrender of an Option or a SAR shall be deemed a release of any and all rights the holder had or may have in respect of such Option or SAR.

Notwithstanding the foregoing, with respect to any person subject to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any amount of the Option Settlement Amount or the SAR Settlement Amount, as the case may be, shall be paid as soon as practicable after the first date payment can be made without liability to such person under Section 16(b) of the Exchange Act. All agreements, plans, programs or arrangements of Showboat and its Subsidiaries that provide for the issuance or grant of Options or any other interest in respect of the capital stock of Showboat or capital stock of or other ownership interest in any of its Subsidiaries shall terminate as of the Effective Time. Showboat shall take all permitted actions necessary to ensure that, following the Effective Time, no participant in any agreement, plan, program or arrangement of Showboat shall have any right thereunder to acquire equity securities or other ownership interests of Showboat, the Surviving Corporation or any Subsidiary thereof and to terminate all such plans.

                          ARTICLE III.

           REPRESENTATIONS AND WARRANTIES OF SHOWBOAT

     Showboat represents and warrants to Harrah's and Merger Sub that the statements contained in this Article III are true and correct except as set forth herein and in the disclosure schedule delivered by Showboat to Harrah's and Merger Sub on or before the date of this Agreement (the "Showboat Disclosure Schedule"). The Showboat Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosure in any paragraph shall qualify other paragraphs in this Article III only to the extent that it is reasonable from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

     Section 3.1.   ORGANIZATION OF SHOWBOAT AND ITS
SUBSIDIARIES.

     Each of Showboat and its Subsidiaries (as defined below) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, partnership or limited liability company power and authority to carry on its business as now being conducted and as proposed to be conducted. Each of Showboat and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not have a material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of Showboat and its Subsidiaries, taken as a whole, or any of the three separate businesses operated as the Atlantic City Showboat, the East Chicago Showboat and the Sydney Harbour Casino (a "Showboat Material Adverse Effect"). Showboat has delivered to Harrah's a true and correct copy of the Articles of Incorporation and Bylaws of Showboat, in each case as amended to the date of this Agreement. Assuming compliance by Harrah's with all Showboat Gaming Laws (as defined in Section 3.15(b)) (including obtaining all necessary consents and approvals), the respective organizational documents of Showboat's Subsidiaries do not contain any provision that would limit or otherwise restrict the ability of Harrah's, following the Effective Time, from owning or operating such Subsidiaries on the same basis as Showboat. Except as set forth in Showboat SEC Reports (as defined in Section 3.4) filed prior to the date hereof or as disclosed in Section 3.1 of the Showboat Disclosure Schedule, neither Showboat nor any of its Subsidiaries directly or indirectly owns (other than ownership interests in Showboat or in one or more of its Subsidiaries) any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. Without limiting the generality of the foregoing, the partnership between Showboat Australia Pty Ltd. and Leighton Properties Pty Ltd. shall be considered a "Subsidiary" of Showboat for all purposes of this Agreement.

     Section 3.2.   CAPITALIZATION.

     (a) The authorized capital stock of Showboat consists of 50,000,000 shares of Showboat Common Stock and 1,000,000 shares of preferred stock, $1.00 par value per share ("Showboat Preferred Stock"). As of the date hereof, (i) 16,228,620 shares of Showboat Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable,
(ii) 137,070 shares of Showboat Common Stock were held in the treasury of Showboat or by Subsidiaries of Showboat, and (iii) no shares of Showboat Preferred Stock are issued and outstanding.
Section 3.2(a) of the Showboat Disclosure Schedule sets forth the number of shares of Showboat Common Stock reserved for issuance upon exercise of Options granted and outstanding as of the date hereof and the Showboat Stock Option Plans and shares reserved for issuance in connection with Showboat's employee stock purchase plans (the "Showboat Stock Purchase Plans," and together with the Showboat Stock Option Plans, the "Showboat Stock Plans"). Section 3.2(a) of the Showboat Disclosure Schedule also sets forth, for each Showboat Stock Option Plan, the dates on which Options under such plan were granted, the number of Options granted on each such date and the exercise price thereof. Since September 30, 1997, Showboat has not made any grants under any of the Showboat Stock Plans. As of the date of this Agreement, Showboat has not granted any SARs or any other contractual rights the value of which is derived from the financial performance of Showboat or the value of shares of Showboat Common Stock, except for 640,000 SARs granted to employees of Showboat at an exercise price of $24.58, prior to the date of this Agreement pursuant to the Showboat Stock Appreciation Rights Plan. Except as disclosed in Section 3.2(a) of the Showboat Disclosure Schedule, there are no obligations, contingent or otherwise, of Showboat or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Showboat Common Stock or the capital stock or ownership interests of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations or indebtedness for borrowed money of Subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock (including shares which may be issued upon exercise of outstanding options) or other ownership interests of each of Showboat's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in Section
3.2 of
the Showboat Disclosure Schedule, all such shares and ownership interests are owned by Showboat or another Subsidiary of Showboat free and clear of all security interests, liens, claims, pledges, agreements, limitations on Showboat's voting rights, charges or other encumbrances or restrictions on transfer of any nature.

     (b) There are no bonds, debentures, notes or other indebtedness having voting rights (or convertible into securities having such rights) ("Voting Debt") of Showboat or any of its Subsidiaries issued and outstanding. Except as set forth in this
Section 3.2(b) or as reserved for future grants of options or restricted stock under the Showboat Stock Plans and except for the preferred stock purchase rights issued and issuable under the Rights Agreement dated October 5, 1995, between Showboat and American Stock Transfer and Trust Company (the "Showboat Rights Plan"), (i) there are no shares of capital stock of any class of Showboat, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Showboat or any of its Subsidiaries is a party or by which it is bound obligating Showboat or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other ownership interests (including Voting Debt) of Showboat or any of its Subsidiaries or obligating Showboat or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Showboat. All shares of Showboat Common Stock subject to issuance as specified in this
Section 3.2(b) are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable.

     (b) To the best knowledge of Showboat, the capitalization of Sydney Harbour Casino Holdings Limited ("Sydney Harbour") is accurately described in the Showboat SEC Reports (as defined in Section 3.4(a)) or the Sydney Harbour Reports (as defined in
Section 3.4(b)). As used in this Agreement, "best knowledge" means, with respect to Showboat or Harrah's, as the case may be, the actual knowledge (without inquiry) of such entity's executive officers (including, for the purposes of Section 3.7, Showboat's Vice President of Taxes). All of the outstanding shares of capital stock (including shares which may be issued upon exercise of outstanding options) or other ownership interests held by Showboat or any of its Subsidiaries in Sydney Harbour are (or, in the case of options, the shares subject to such options will be) duly authorized, validly issued, fully paid, and nonassessable and, except as disclosed in Schedule 3.2(c) of the Showboat Disclosure Schedule, all such shares and ownership interests are owned by Showboat or a Subsidiary of Showboat free and clear of all security interests, liens, claims, pledges, agreements, limitations on Showboat's or its Subsidiary's voting rights, charges or other encumbrances or restrictions on transfer of any nature.

     Section 3.3.   AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND
CONSENTS.

     (a) Showboat has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this

Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by Showboat have been duly authorized by all necessary corporate action on the part of Showboat, subject only to the approval and adoption of this Agreement and the Merger by two-thirds of Showboat's stockholders. This Agreement has been duly executed and delivered by Showboat and constitutes the valid and binding obligations of Showboat, enforceable against it in accordance with their terms.

     (b) Other than as disclosed in Section 3.3(b) of the Showboat Disclosure Schedule, the execution and delivery of this Agreement by Showboat does not, and the consummation of the transactions contemplated by this Agreement will not,
(i) conflict with, or result in any violation or breach of, any provision of the Articles of Incorporation or Bylaws of Showboat or the comparable charter or organizational documents of any of its Subsidiaries, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Showboat or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or
(iii) subject to the governmental filings and other matters referred to in Section 3.3(c), conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Showboat or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and
(iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which (x) are not, individually or in the aggregate, reasonably likely to have a Showboat Material Adverse Effect or (y) would not impair or delay the consummation of the Merger.

     (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission, gaming authority or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Showboat or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act") and any similar statute, rule or regulation of any foreign country, state, province, territory or city (each, a "Foreign Jurisdiction"), (ii) the filing of the Articles of Merger with respect to the Merger with the Secretary of State of the State of Nevada, (iii) the filing of the Proxy Statement (as defined in Section 3.16 below) with the Securities and Exchange Commission (the "SEC") in accordance with the Exchange Act, (iv) any approvals and filing of notices required under the Showboat Gaming Laws (as defined in Section 3.15(b)), (v) such consents, approvals, orders, authorizations, permits, filings or registrations related to, or arising out of, compliance with statutes, rules or regulations regulating the consumption, sale or serving of alcoholic beverages, (vi) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any Foreign Jurisdiction, (vii) the approvals required from the Australian Securities Commission (with respect to compliance with the Australian Corporations Law) and the Australian Foreign Investment Review Board, (viii) such immaterial filings and consents as may be required under any environmental health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, and (ix) such other filings, consents, approvals, orders, registrations and declarations as may be required under the laws of any jurisdiction in which Showboat or any of its Subsidiaries conducts any business or owns any assets the failure of which to obtain would not have a Showboat Material Adverse Effect.

     Section 3.4.   PUBLIC FILINGS; FINANCIAL STATEMENTS.

     (a) Showboat and its Subsidiaries that are required to file forms, reports or other documents with the SEC (the "Reporting Subsidiaries") have filed and made available to Harrah's all forms, reports and documents required to be filed by Showboat and the Reporting Subsidiaries with the SEC since January 1, 1995 (collectively, the "Showboat SEC Reports"). The Showboat SEC Reports (including any financial statements filed as a part thereof or incorporated by reference therein) (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and
(ii) did not, at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Showboat SEC Reports or necessary in order to make the statements in such Showboat SEC Reports, in the light of the circumstances under which they were made, not misleading. Other than Showboat Marina Casino Partnership and Showboat Marina Finance Corporation, none of Showboat's Subsidiaries is a Reporting Subsidiary.

     (b) To the best knowledge of Showboat, the forms, reports, and documents required to be filed by Sydney Harbour with the Australian Securities Commission since June 1, 1995 (collectively, the "Sydney Harbour Reports"), when taken together with the Showboat SEC Reports, did not, at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Sydney Harbour Reports and the Showboat SEC Reports or necessary in order to make the statements in such Sydney Harbour Reports and Showboat SEC Reports, in the light of the circumstances in which they were made, not misleading. Except as disclosed in Section 3.4(b) of the Showboat Disclosure Schedule and to the best knowledge of Showboat, since the end of the most recent fiscal year of Sydney Harbour for which audited financial statements have been filed in a Sydney Harbour Report, there has not been any event, development, state or affairs or condition, or series or combination of events, developments, states of affairs or conditions, which, individually or in the aggregate, has had or is reasonably likely to have a Showboat Material Adverse Effect.

     (c) Each of the consolidated financial statements (including, in each case, any related notes) of Showboat contained in the Showboat SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and fairly presented the consolidated financial position of Showboat and its consolidated Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which, with respect to interim periods since
December 31, 1996, were not or are not expected to be material in amount. The audited balance sheet of Showboat as of December 31, 1996 is referred to herein as the "Showboat Balance Sheet."

     Section 3.5.   NO UNDISCLOSED LIABILITIES.

     Except as disclosed in the Showboat SEC Reports and the Sydney Harbour Reports filed prior to the date hereof or in
Section 3.5 of the Showboat Disclosure Schedule, and except for liabilities and obligations incurred since December 31, 1996 in the ordinary course of business consistent with past practices, Showboat and its consolidated Subsidiaries (and, to the best knowledge of Showboat, Sydney Harbour) do not have any indebtedness, obligations or liabilities of any kind, whether accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which would be reasonably likely to have a Showboat Material Adverse Effect. Without limiting the generality of the foregoing, as of the date of this Agreement (a) Waterfront Entertainment & Development, Inc. ("Waterfront") has not incurred any expense relating to Showboat Mardi Gras Casino which is material to Showboat Marina Partnership that has not been reimbursed which would entitle Waterfront to receive preferential distributions from Showboat Marina Partnership, and
(b) except as disclosed in Section 3.5 of the Showboat Disclosure Schedule, Showboat Marina Partnership has no liabilities, obligations or commitments to any Governmental Entity arising out of or relating to the involvement of Showboat Marina Partnership with the Showboat Mardi Gras Casino which are material to Showboat Marina Partnership.

     Section 3.6.   ABSENCE OF CERTAIN CHANGES OR EVENTS.

     Except as disclosed in the Showboat SEC Reports filed prior to the date hereof or in Section 3.6 of the Showboat Disclosure Schedule, since the date of the Showboat Balance Sheet, Showboat and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any event, development, state of affairs or condition, or series or combination of events, developments, states of affairs or conditions, which, individually or in the aggregate, has had or is reasonably likely to have a Showboat Material Adverse Effect;
(ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Showboat or any of its Subsidiaries which is reasonably likely to have a Showboat Material Adverse Effect; (iii) any material change by Showboat in its accounting methods, principles or practices of which Harrah's has not previously been informed; (iv) any revaluation by Showboat of any of its assets which is reasonably likely to have a Showboat Material Adverse Effect; (v) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of Showboat or of any of its Subsidiaries, other than dividends paid by wholly owned Subsidiaries or the $0.025 per share cash dividend on shares of Showboat Common Stock declared on November 20, 1997 and payable on January 9, 1998, or any redemption, purchase or other acquisition by Showboat or any of its Subsidiaries of any securities of Showboat or any of its Subsidiaries; (vi) any split, combination or reclassification of any of Showboat's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of Showboat's capital stock; (vii) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of Showboat or any Subsidiary other than increases which would not be material, individually or in the aggregate, with respect to such officers or employees receiving such benefit or compensation (based on a comparison to benefits and compensation received in the year ended December 31, 1996);
(viii) any entry into, renewal, modification or extension of, any material contract, arrangement or agreement with any other party except for contracts, arrangements or agreements in the ordinary course of business or as contemplated by this Agreement; or (ix) any settlement of pending or threatened litigation involving Showboat or any of its Subsidiaries (whether brought by a private party or a Governmental Entity) other than any settlement which is not likely to have a Showboat Material Adverse Effect.

     Section 3.7.   TAXES.

     (a)  Except as set forth in Section 3.7(a) of the Showboat
Disclosure Schedule:

          (i) Each of Showboat and its Subsidiaries (and any affiliated group (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"))) of which Showboat or any of its Subsidiaries is now or has been a member) has timely filed with the appropriate taxing authorities all federal, state and local income Tax Returns (as defined in Section 3.7(c)) and all other material Tax Returns required to be filed through the date hereof and will timely file any such returns required to be filed on or prior to the Closing Date. Such Tax Returns are (and, to the extent they will be filed prior to the Effective Time, will be) complete and accurate in all material respects. None of Showboat, its Subsidiaries, nor any affiliated group (within the meaning of Section 1504 of the Code) of which Showboat or its Subsidiaries is now or was a member, has pending any request for an extension of time within which to file federal, state or local income Tax Returns. Showboat has provided to Harrah's and Merger Sub complete and accurate (in all material respects) copies of Showboat's federal and state income Tax Returns for the taxable years ended June 30, 1995, June 30, 1996 and December 31, 1996.

          (ii) All Taxes (as defined in Section 3.7(c)) in respect of periods beginning before the Closing Date have been paid or will be timely paid, or an adequate reserve has been or will be established therefor in accordance with GAAP by each of Showboat and its Subsidiaries subject to such exceptions as are not likely to have a Showboat Material Adverse Effect.

          (iii) Showboat and its Subsidiaries have complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have, within the time and the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws subject to such exceptions as are not likely to have a Showboat Material Adverse Effect.

          (iv) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any material Taxes or material Tax Returns of any of Showboat or its Subsidiaries subject to such exceptions as are not likely to have a Showboat Material Adverse Effect. Neither Showboat nor any of its Subsidiaries has received a written notice of any such pending audits or proceedings.

          (v) Neither the IRS nor any other taxing authority (whether domestic or foreign) has asserted, or to the best knowledge of Showboat, is threatening to assert, against Showboat or any of its Subsidiaries any material deficiency or material claim for Taxes in excess of the reserves established therefor except as which is not likely to have a Showboat Material Adverse Effect.

     (b)  Except as set forth in Section 3.7(b) of Showboat
Disclosure Schedule:

          (i) There are no liens for Taxes upon any property or assets of Showboat or any Subsidiary thereof, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings as set forth in Section 3.7(a) of Showboat Disclosure Schedule and as to which adequate reserves have been established in accordance with generally accepted accounting standards except as which is not likely to have a Showboat Material Adverse Effect.

          (ii) Neither Showboat nor any of its Subsidiaries is or has been a member of an affiliated group of corporations filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign tax law) for any taxable period beginning on or after the taxable period ending June 30, 1992, other than a group the common parent of which is or was Showboat or any Subsidiary of Showboat.

          (iii) Neither Showboat nor any of its Subsidiaries has any obligation under any Tax sharing agreement or similar arrangement with any other person with respect to Taxes of such other person.

          (iv) Neither Showboat nor any of its Subsidiaries has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Showboat or any of its Subsidiaries;

          (v) To the best knowledge of Showboat no member of the Showboat affiliated group (as defined in Section 1504 of the Code) has recognized any gain in connection with any intercompany transaction that has been deferred for federal, state, local or foreign income tax purposes, except for such gains as have been taken into account on Tax Returns filed prior to the date hereof in accordance with Treas. Reg. Section 1.1502-13 or comparable provisions of state, local or foreign Tax laws except as which is not likely to have a Showboat Material Adverse Effect.

     (c) "TAXES" shall mean any and all taxes, charges, fees, levies, duties, liabilities, impositions or other assessments, including, without limitation, income, gross receipts, profits, excise, real or personal property, environmental, recapture, sales, use, value-added, withholding, social security, retirement, employment, unemployment, occupation, service, license, net worth, payroll, franchise, gains, stamp, transfer and recording taxes, fees and charges, imposed by the Internal Revenue Service ("IRS") or any other taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any other person with respect to Taxes of such other person (including pursuant to Treas. Reg. Sec. 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes of any predecessor entity.
"Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

     Section 3.8.   REAL PROPERTY

     (a) Section 3.8(a) of the Showboat Disclosure Schedule identifies all real property owned by Showboat and its subsidiaries (the "Showboat Owned Property") and all real property leased or operated by Showboat and its Subsidiaries (the "Showboat Leased Property"). The Showboat Owned Property and the Showboat Leased Property is referred to herein collectively as the "Showboat Real Property."

     (b) Showboat and its Subsidiaries have good and marketable fee simple title to the Showboat Owned Property, and a valid leasehold interest in the Showboat Leased Property, free and clear of any and all liens, encumbrances, restrictions, leases, options to purchase, options to lease, conditions, covenants, assessments, defects, claims or exceptions, except for the exceptions described in the Showboat SEC Reports or on Schedule 3.8(b) of the Showboat Disclosure Schedule and such other liens or exceptions that do not and would not, individually or in the aggregate, materially interfere with the use of the Showboat Real Property as currently used.

     (c) True and correct copies of the documents under which the Showboat Owned Property and Showboat Leased Property is leased or operated (the "Lease Documents") have been delivered or made available for review to Harrah's. The Lease Documents are unmodified and in full force and effect, and there are no other agreements, written or oral, between Showboat or any of its Subsidiaries in the Showboat Owned Property, Showboat Leased Property or otherwise relating to the use and occupancy of the Showboat Owned Property or Showboat Leased Property. None of Showboat, its Subsidiaries or any other party is in material default under the Lease Documents, and, to the best knowledge of Showboat, no defaults (whether or not subsequently cured) by Showboat, its Subsidiaries or any other party have been alleged thereunder. To the best knowledge of Showboat and its Subsidiaries, each landlord named in any of the Lease Documents is not in material default thereunder, and no material defaults (whether or not subsequently cured) by such landlord have been alleged thereunder.

     (d) Except as disclosed in Section 3.8(d) of the Showboat Disclosure Schedule, (i) to the best knowledge of Showboat, no land or property adjacent to the Showboat Real Property is in material violation of any applicable laws, regulations or Restrictions, except for such violations which, individually or in the aggregate, would not be reasonably likely to result in a Showboat Material Adverse Effect; and (ii) there are no material defects in the physical condition of the Showboat Real Property or the improvements located on the Showboat Real Property, except for defects which, individually or in the aggregate, would not be reasonably likely to have a Showboat Material Adverse Effect.

     (e) Except as disclosed in Section 3.8(e) of the Showboat Disclosure Schedule, there is no action, proceeding or litigation pending (or, to the best knowledge of Showboat, overtly contemplated or threatened) (i) to take all or any portion of the Showboat Real Property, or any interest therein, by eminent domain; (ii) to modify the zoning of, or other governmental rules or restrictions applicable to, the Showboat Real Property or the use or development thereof; (iii) for any street widening or changes in highway or traffic lanes or patterns in the immediate vicinity of the Showboat Real Property; or (iv) otherwise relating to the Showboat Real Property or the interests of Showboat and its Subsidiaries therein, or which otherwise would interfere with the use, ownership, improvement, development and/or operation of the Showboat Real Property; in each case except for such actions, proceedings or litigation which, individually or in the aggregate, would not be reasonably expected to have a Showboat Material Adverse Effect.

     (f) Except as disclosed in Section 3.8(f) of the Showboat Disclosure Schedule, no portion of the Showboat Real Property or the roads immediately adjacent to the Showboat Real Property: (i) based on title reports and surveys, is situated in a "Special Flood Hazard Area," as set forth on a Federal Emergency Management Agency Flood Insurance Rate Map or Flood Hazard Boundary Map; (ii) to the best knowledge of Showboat, was the former site of any public or private landfill, dump site, retention basin or settling pond; (iii) to the best knowledge of Showboat, was the former site of any oil or gas drilling operations; or (iv) to the best knowledge of Showboat, was the former site of any experimentation, processing, refining, reprocessing, recovery or manufacturing operation for any petrochemicals.

     (g) The parcels constituting the Showboat Real Property are assessed separately from all other adjacent property for purposes of real property taxes.

     (h) The Showboat Real Property is connected to and serviced by adequate water, sewage disposal, gas and electricity facilities and all material systems (heating, air conditioning, electrical, plumbing and the like) for the basic operation of the Showboat Real Property are operable and in good condition (ordinary wear and tear excepted), except as would not be reasonably expected to have a Showboat Material Adverse Effect.

     (i) There are no material commitments to or agreements with any governmental authority or agency (federal, state or local) affecting the Showboat Real Property which are not listed in
Schedule 3.8(i) of the Showboat Disclosure Schedule or described in the Showboat SEC Reports.

     (j) There are no contracts or other obligations outstanding for the sale, exchange, lease or transfer of any of the Showboat Real Property, or any portion of it, or the businesses operated by Showboat or any of its Subsidiaries thereon, except as disclosed on Schedule 3.8(j) of the Showboat Disclosure Schedule and other than contracts and obligations entered into after the date of this Agreement in compliance with Section 5.1.

     Section 3.9.   TITLE TO PERSONAL PROPERTY; LIENS.

     To the best knowledge of Showboat, Showboat and each of its Subsidiaries has sufficiently good and valid title to, or an adequate leasehold interest in, its material tangible personal properties and assets (including all riverboats operated by Showboat and its Subsidiaries) in order to allow it to conduct, and continue to conduct, its business as currently conducted. Such material tangible personal assets and properties are sufficiently free of liens to allow each of Showboat and its Subsidiaries to conduct, and continue to conduct, its business as currently conducted and, to the best knowledge of Showboat, the consummation of the transactions contemplated by this Agreement will not alter or impair such ability in any respect which, individually or in the aggregate, would be reasonably likely to have a Showboat Material Adverse Effect. There are no defects in the physical condition or operability of such material tangible personal assets and properties which would impair the use of such assets and properties as such assets and properties are currently used, except for such defects which, individually or in the aggregate, would not be reasonably likely to have a Showboat Material Adverse Effect.

     Section 3.10.  INTELLECTUAL PROPERTY.

     Section 3.10 of the Showboat Disclosure Schedule lists all
(i) trademark and service mark registrations and applications owned by Showboat or any of its Subsidiaries and (ii) trademark, service mark and trade name license agreements to which Showboat or any of its Subsidiaries is a party. Except as disclosed in
Section 3.10 of the Showboat Disclosure Schedule, Showboat and its Subsidiaries own or possess adequate and enforceable rights to use all material trademarks, trademark applications, trade names, service marks, trade secrets (including customer lists and customer databases), copyrights, patents, licenses, know-how and other proprietary intellectual property rights as are necessary in connection with the businesses of Showboat and its Subsidiaries as currently conducted without material restrictions or material conditions on use, and, to the best knowledge of Showboat, there is no conflict with the rights of Showboat and its Subsidiaries therein or any conflict by them with the rights of others therein which, individually or in the aggregate would be reasonably likely to have a Showboat Material Adverse Effect.

     Section 3.11.  AGREEMENTS, CONTRACTS AND COMMITMENTS.

     (a) Except as disclosed in the Showboat SEC Reports filed prior to the date of this Agreement or as disclosed in Section 3.11(a) of the Showboat Disclosure Schedule, neither Showboat nor any of its Subsidiaries is a party to any oral or written (i) agreement, contract, indenture or other instrument relating to Indebtedness (as defined below) in an amount exceeding $1,000,000, (ii) partnership, joint venture or limited liability or management agreement with any person, (iii) agreement, contract, or other instrument relating to any merger, consolidation, business combination, share exchange, business acquisition, or for the purchase, acquisition, sale or disposition of any assets of Showboat or any of its Subsidiaries outside the ordinary course of business, (iv) other contract, agreement or commitment to be performed after the date hereof which would be a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC), (v) agreement, contract, or other instrument relating to any "strategic alliances" (i.e., cross-marketing, affinity relationships, etc.) or (vi) contract, agreement or commitment which materially restricts (geographically or otherwise) the conduct of any line of business by Showboat or any of its Subsidiaries or Sydney Harbour (collectively, the "Showboat Material Contracts").
"Indebtedness" means any liability in respect of (A) borrowed money, (B) capitalized lease obligations, (C) the deferred purchase price of property or services (other than trade payables in the ordinary course of business) and (D) guarantees of any of the foregoing incurred by any other person other than Showboat or any of its Subsidiaries.

     (b) Except as disclosed in the Showboat SEC Reports or as disclosed in Section 3.11(b) of the Showboat Disclosure Schedule,
(i) each of the Showboat Material Contracts is valid and binding upon Showboat or any of its Subsidiaries (and, to Showboat's best knowledge, on all other parties thereto) in accordance with its terms and is in full force and effect, (ii) there is no material breach or violation of or default by Showboat or any of its Subsidiaries under any of the Showboat Material Contracts, whether or not such breach, violation or default has been waived, and (iii) no event has occurred with respect to Showboat or any of its Subsidiaries which, with notice or lapse of time or both, would constitute a material breach, violation or default, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a lien, prepayment or acceleration under any of the Showboat Material Contracts, which breach, violation or default referred to in clauses (ii) or (iii), alone or in the aggregate with other such breaches, violations or defaults referred to in clauses (ii) or (iii), would be reasonably likely to have a Showboat Material Adverse Effect.
Section 3.11(b) of the Showboat Disclosure Schedule describes any consents or approvals required to terminate or transfer the Casino Complex Management Agreement, dated April 21, 1994, relating to the Sydney Harbour Casino.

     (c)  Except as disclosed in Section 3.11(c) of the Showboat
Disclosure Schedule, Showboat and its Subsidiaries have terminated, and have no continuing liabilities or obligations under, any agreement, contract or arrangement with any person or entity relating to the Southboat Casino project in Lemay, Missouri.

     Section 3.12.  LITIGATION.

     Except as disclosed in the Showboat SEC Reports or the Sydney Harbour Reports filed prior to the date of this Agreement or in Section 3.12 of the Showboat Disclosure Schedule, (a) there is no action, suit or proceeding, claim, arbitration or investigation against Showboat, Sydney Harbour or any of their respective Subsidiaries pending, or as to which Showboat, Sydney Harbour or any of their respective Subsidiaries has received any written notice of assertion or, to the best knowledge of Showboat, threatened against or affecting, Showboat, Sydney Harbour or any of their respective Subsidiaries or any property or asset of Showboat, Sydney Harbour or any of their respective Subsidiaries, before any court, arbitrator, or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to (i) have a Showboat Material Adverse Effect or
(ii) prevent the consummation of the transactions contemplated by this Agreement; and (b) there is no judgment, order, injunction or decree of any Governmental Entity outstanding against Showboat, Sydney Harbour or any of their respective Subsidiaries that could reasonably be expected to have any effect referred to in clauses (i) or (ii) above.

     Section 3.13.  ENVIRONMENTAL MATTERS.

     Except as disclosed in Section 3.13 of the Showboat Disclosure Schedule and as would not be reasonably likely to have a Showboat Material Adverse Effect, (a) Showboat is in compliance with all applicable Environmental Laws, (b) there are no Environmental Liabilities and Costs of Showboat and its Subsidiaries, (c) there are no Environmental Conditions, (d) none of Showboat and its Subsidiaries has received any notices from any governmental agency or other third party alleging liability under or violation of any Environmental Law, or alleging responsibility for the removal, clean-up, or remediation of any Environmental Condition, (e) Showboat is not subject to any enforcement or investigatory action by any governmental agency regarding an Environmental Condition with respect to any Showboat Real Property or any other property related in any way to Showboat or its Subsidiaries, (f) no asbestos containing materials or polychlorinated biphenyls (i.e., PCBs) are contained in or stored on any of the Showboat Real Properties, and (g) there have been no leaks, releases, spills or discharge of fluids from any underground or above-ground storage tanks located on any of the Showboat Real Properties, and each underground storage tank meets 1998 monitoring standards. As used herein, the terms "toxic" or "hazardous" wastes, substances or materials shall include, without limitation, all those so designated and all those in any way regulated by any Environmental Laws.

     For purposes of this Section 3.13, the following definitions shall apply:

     "ENVIRONMENTAL LAWS" means all applicable foreign, federal, state and local statutes or laws, common law, judgments, orders, regulations, licenses, permits, rules and ordinances relating to pollution or protection of health, safety or the environment, including, but not limited to the Federal Water Pollution Control
Act (33 U.S.C. Sec. 1251 ET SEQ.), Resource Conservation and Recovery Act (42 U.S.C. Sec. 6901 ET SEQ.), Safe Drinking Water Act (42 U.S.C. Sec. 3000(f) ET SEQ.), Toxic Substances Control Act (15 U.S.C. Sec. 2601 ET SEQ.), Clean Air Act (42 U.S.C. Sec. 7401 ET SEQ.), Comprehensive Environmental Response, Compensation and Liability
Act (42 U.S.C. Sec. 9601 ET SEQ.) and other similar state and local statutes, in effect as of the date hereof.

     "ENVIRONMENTAL CONDITION" means the release into the environment of any pollution, including without limitation any contaminant, pollutant, hazardous or toxic waste, substance or material as a result of which Showboat (1) has or may become liable to any person, (2) is or was in violation of any Environmental Law, (3) has or may be required to incur response costs for investigation or remediation, or (4) by reason of which any of the Properties or other assets of Showboat, may be subject to any lien under Environmental Laws.

     "ENVIRONMENTAL LIABILITIES AND COSTS" means all liabilities, obligations, responsibilities, obligations to conduct cleanup, losses, damages, deficiencies, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigations and feasibility studies and responding to government requests for information or documents), fines, penalties, restitution and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future, resulting from any claim or demand, by any person or entity, under any Environmental Law, or arising from environmental, health or safety conditions.

     Section 3.14.  EMPLOYEE BENEFIT PLANS

     (a)  DEFINITIONS.  The following terms, when used in this
Section 3.14 shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

          (i) BENEFIT ARRANGEMENT. "Benefit Arrangement" shall mean any employment, consulting, severance or other similar contract, arrangement or policy and each plan, program or agreement providing for workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life insurance, health, accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits), deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation which

               (1)  is not a Welfare Plan, Pension Plan, Foreign
Plan or Multiemployer Plan under which Showboat or ERISA
Affiliate may incur any liability, and (2) covers any employee or former employee of Showboat or any ERISA Affiliate (with respect to their relationship with such entities).

          (ii) CODE.  "Code" shall have the meaning set forth in
Section 3.7(a)(vi).

          (iii) EMPLOYEE PLANS.  "Employee Plans" shall mean all
Benefit Arrangements, Multiemployer Plans, Foreign Plans, Pension
Plans and Welfare Plans.

          (iv) ERISA.  "ERISA" shall mean the Employee Retirement
Income Security Act of 1974, as amended.

          (v) ERISA AFFILIATE. "ERISA Affiliate" shall mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, Showboat as defined in Section 414(b), (c), (m) or (o) of the Code or any partnership of which Showboat or any of its Subsidiaries is a general partner.

          (vi) FOREIGN PLAN. "Foreign Plan" shall mean any employee benefit plan covering employees or former employees of any Subsidiary of Showboat or any ERISA Affiliate which is organized under the laws of any country other than the U.S. (with respect to such employees' relationship with such entities) which if maintained or administered in or otherwise subject to the laws of the United States would constitute a Pension Plan, a Multiemployer Plan or Welfare Plan.

          (vii) MULTIEMPLOYER PLAN. "Multiemployer Plan" shall mean any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA, under which Showboat or any ERISA Affiliate may incur any liability.

          (viii) PENSION PLAN.  "Pension Plan" shall mean any
"employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) under which Showboat or any ERISA Affiliate may incur any liability.

          (ix) WELFARE PLAN.  "Welfare Plan" shall mean any
"employee welfare benefit plan" as defined in Section 3(1) of ERISA, under which Showboat or any ERISA Affiliate may incur any liability.

     (b) DISCLOSURE; DELIVERY OF COPIES OF RELEVANT DOCUMENTS AND OTHER INFORMATION. Section 3.14 of the Showboat Disclosure Schedule contains a complete list of the Employee Plans. Each copy of each (i) an Employee Plan (other than any Multiemployer
Plan) and, if applicable, related trust agreement, and any amendment thereto, (ii) a determination letter issued by the IRS or analogous ruling under foreign law with respect to each Employee Plan, (iii) an Annual Report on Form 5500 Series required to be filed with any governmental agency for each Pension Plan and Welfare Plan, and (iv) an actuarial report prepared for a Pension Plan, in each case delivered by Showboat to Harrah's is a true and complete copy of such documents.

     (c)  REPRESENTATIONS.  Except as set forth in Section
3.14(c) of the Showboat Disclosure Schedule:

          (i)  EMPLOYEE PLANS

                (A)No Pension Plan is subject to Title IV of
ERISA or the minimum funding requirements of Section 412 of the Code. Each Pension Plan and each related trust that is intended to qualify under the provisions of Code Section 401(a) and 501(a) has so qualified during the period from its adoption to date.

                (B)Each Employee Plan has been maintained in material compliance with its terms and, both as to form and in operation, with the requirements prescribed by any and all applicable laws, including without limitation ERISA and the Code to the extent applicable, except for such non-compliance which would not be reasonably likely to have a Showboat Material Adverse Effect.

                (C)Section 3.14 (c) of the Showboat Disclosure Schedule sets forth Showboat's good faith estimate as of September 30, 1997 of the accrued liability under Showboat's 401(k) Restoration Plan, which has been accrued on Showboat's financial statements in accordance with GAAP. Section 5.13(e) of the Showboat Disclosure Schedule also sets forth the actuarial assumptions and reflects the methodologies used by Showboat to determine participants' benefits and Showboat's liabilities under Showboat's Supplemental Executive Retirement Plan and Showboat's good faith estimate of Showboat's projected liabilities under the Supplemental Executive Retirement Plan as of May 31, 1998, assuming enhancements of such benefits pursuant to Showboat's change in control severance agreements and assuming that the employment of all participants who are parties to such agreements is terminated without cause on May 1, 1998 immediately after a change in control of Showboat.

          (ii) MULTIEMPLOYER PLANS

                (A)Neither Showboat nor any ERISA Affiliate has, at any time, withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA, respectively, so as to result in a liability, contingent or otherwise (including without limitation the obligations pursuant to an agreement entered into in accordance with Section 4204 of ERISA), of Showboat or any ERISA Affiliate which has not been fully satisfied. Neither Showboat nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4212(c) of ERISA.

                (B)To the best of Showboat's knowledge, with respect to each Multiemployer Plan: (1) no such Multiemployer Plan has been terminated or is in reorganization under ERISA so as to result, directly or indirectly, in any liability, contingent or otherwise, of Showboat or any ERISA Affiliate under Title IV of ERISA; and (2) no proceeding has been initiated by any person (including the Pension Benefit Guaranty Corporation) to terminate any Multiemployer Plan.

          (iii) WELFARE PLANS. None of Showboat, any ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to, or with respect to any present or former employee of Showboat or any ERISA Affiliate pursuant to, any retiree medical benefit plan, or other retiree Welfare Plan, except to the extent required by the Code or ERISA.

          (iv) DEDUCTIBILITY OF PAYMENTS. There is no contract, agreement, plan or arrangement covering any employee or former employee of Showboat (with respect to its relationship with such entities) that, individually or collectively, provides for the payment by Showboat of any amount (i) that is not deductible under Section 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

          (v) LITIGATION. There is no material action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action, governmental audit or investigation relating to or seeking benefits under any Employee Plan that is pending against Showboat, any ERISA Affiliate or any Employee Plan (other than routine claims for benefits).

          (vi) NO ACCELERATION OR CREATION OF RIGHTS. Except as provided in Section 2.3, 5.11 or disclosed in Section 5.13(c) of the Showboat Disclosure Schedule neither the execution and delivery of this Agreement by Showboat nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any current or former employee of Showboat or any of its Subsidiaries to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

     Section 3.15.  COMPLIANCE.

     (a) Each of Showboat and its Subsidiaries, and each of their respective directors (but with respect to non-employee directors, only to Showboat's best knowledge), officers, persons performing management functions similar to officers and, to Showboat's best knowledge, partners hold all permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals of all Governmental Entities (including all authorizations under Environmental Laws, Showboat Gaming Laws, the Merchant Marine Act of 1920 and the Shipping Act of 1916 and Certificates of Inspection issued by the U.S. Coast Guard), necessary to conduct the business and operations of Showboat and each of its Subsidiaries, each of which is in full force and effect in all material respects, except for such permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals the failure of which to hold would not, individually or in the aggregate, be reasonably likely to have a Showboat Material Adverse Effect (the "Showboat Permits") and no event has occurred which permits, or upon the giving of notice or passage of time or both would permit, revocation, non-renewal, modification, suspension, limitation or termination of any Showboat Permit that currently is in effect the loss of which either individually or in the aggregate would be reasonably likely to have a Showboat Material Adverse Effect. Each of Showboat and its Subsidiaries, and each of their respective directors (but with respect to non-employee directors, only to Showboat's best knowledge), officers, persons performing management functions similar to officers and, to Showboat's best knowledge, partners, are in compliance with the terms of the Showboat Permits, except for such failures to comply, which singly or in the aggregate, would not, individually or in the aggregate, be reasonably likely to have a Showboat Material Adverse Effect. Except as disclosed in the Showboat SEC Reports filed prior to the date of this Agreement, the businesses of Showboat and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity (including, without limitation, any Showboat Gaming Laws), except for possible violations which individually or in the aggregate do not and would not be reasonably likely to have a Showboat Material Adverse Effect. No investigation or review by any Governmental Entity with respect to Showboat or any of its Subsidiaries is pending, or, to the best knowledge of Showboat, threatened, nor has any Governmental Entity indicated any intention to conduct the same, other than those the outcome of which would not, individually or in the aggregate, be reasonably likely to have a Showboat Material Adverse Effect.

     (b) The term "Showboat Gaming Laws" means any Federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, registration, finding of suitability, approval, license, judgment, order, decree, injunction or other authorization, including any condition or limitation placed thereon, governing or relating to the current or contemplated casino and gaming activities and operations of Showboat or any of its Subsidiaries, including, without limitation, the Nevada Gaming Control Act and the rules and regulations promulgated thereunder, the City of Las Vegas Ordinances, the Clark County, Nevada Code and the rules and regulations promulgated thereunder, the Riverboat Gambling Act and the rules and regulations of the Indiana Gaming Commission, the codes, rules and regulations promulgated thereunder, the New Jersey Casino Control Act and the rules and regulations promulgated thereunder, the Casino Control Act 1992 (New South Wales) and the rules and regulations promulgated thereunder, the Indian Gaming Regulatory Act of 1988 and the rules and regulations promulgated thereunder, any state-tribal gaming compact and any applicable state gaming law and any federal or state laws relating to currency transactions.

     (c) Except as disclosed in Section 3.15(c) of the Showboat Disclosure Schedule, neither Showboat nor any of its Subsidiaries, nor any director (but with respect to non-employee directors, only to Showboat's best knowledge), officer, key employee or, to Showboat's best knowledge, partners of Showboat or any of its Subsidiaries has received any written claim, demand, notice, complaint, court order or administrative order from any Governmental Entity in the past three years under, or relating to any violation or possible violation of any Showboat Gaming Laws which did or would be reasonably likely to result in fines or penalties of $50,000 or more. To Showboat's best knowledge, there are no facts, which if known to the regulators under the Showboat Gaming Laws could reasonably be expected to result in the revocation, limitation or suspension of a license, finding of suitability, registration, permit or approval of it or them, or of any officer, director, other person performing management functions similar to an officer or partner, under any Showboat Gaming Laws. Neither Showboat nor any of its Subsidiaries has suffered a suspension or revocation of any material license, finding of suitability, registration, permit or approval held under the Showboat Gaming Laws.

     (d) For purposes of this Section 3.15, Sydney Harbour and each of its Subsidiaries shall be considered a "Subsidiary" of Showboat such that the representations contained in this Section
3.15 shall apply to Sydney Harbour, except that all such representations shall be limited to Showboat's best knowledge.

     Section 3.16.  PROXY STATEMENT.

     None of the information with respect to Showboat or its Subsidiaries to be included or incorporated by reference in the proxy statement to be sent to the stockholders of Showboat in connection with the meeting of Showboat's stockholders to consider the Agreement and Merger (the "Proxy Statement"), or any amendment thereof or supplement thereto, will, on the date filed with the SEC, at the time of the mailing of the Proxy Statement or any amendment or supplement, at the time of the meeting of Showboat's stockholders (the "Special Meeting") and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; provided, however, that Showboat makes no representation with respect to any information supplied or to be supplied by Harrah's or Merger Sub for inclusion in the Proxy Statement or any amendment thereof or supplement thereto.

     Section 3.17.  LABOR MATTERS.

     Except as disclosed in Section 3.17 of the Showboat Disclosure Schedule or as would not have a Showboat Material Adverse Effect, (i) there are no controversies pending or, to the best knowledge of Showboat, threatened between Showboat or any of its Subsidiaries and any of their respective employees; (ii) to the best knowledge of Showboat, there are no activities or proceedings of any labor union to organize any non-unionized employees; (iii) neither Showboat nor any of its Subsidiaries has breached or otherwise failed to comply with any provision of any collective bargaining agreement or contract and there are no grievances outstanding against Showboat or any of its Subsidiaries under any such agreement or contract; (iv) there are no unfair labor practice complaints pending against Showboat or any of its Subsidiaries before the National Labor Relations Board, or any similar foreign labor relations governmental bodies, or any current union representation questions involving employees of Showboat or any of its Subsidiaries; and (v) there is no strike, slowdown, work stoppage or lockout, or, to the best knowledge of Showboat, threat thereof, by or with respect to any employees of Showboat or any of its Subsidiaries. Showboat and its Subsidiaries are not parties to any collective bargaining agreements, except for collective bargaining agreements disclosed in Section 3.17 of the Showboat Disclosure Schedule.

     Section 3.18.  INSURANCE.

     Showboat has provided to Harrah's accurate and complete copies of all material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Showboat or any of its Subsidiaries. All such insurance policies are with reputable insurance carriers and provide coverage as is reasonably prudent to cover normal risks incident to the business of Showboat and its Subsidiaries and their respective properties and assets.

     Section 3.19.  OPINION OF FINANCIAL ADVISOR.

     Showboat has received the opinion of Donaldson, Lufkin &
Jenrette Securities Corporation, dated the date of this Agreement, to the effect that the Merger Consideration is fair to the holders of Showboat Common Stock from a financial point of view.

     Section 3.20.  NO EXISTING DISCUSSIONS.

     As of the date hereof, Showboat is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 5.3).

     Section 3.21.  Showboat Rights Plan; Nevada Takeover
Statute.

     (a) Under the terms of the Showboat Rights Plan, neither the execution of this Agreement, the Stockholder Support Agreements, nor the transactions contemplated hereby or thereby, will cause a Distribution Date to occur or cause the rights issued pursuant to the Showboat Rights Plan to become exercisable, and all such rights shall become non-exercisable at the Effective Time.

     (b) As of the date hereof and at all times on or prior to the Effective Date, the restrictions of Sections 78.378 through
78.3793 of the NRS are, and shall be, inapplicable to the Merger, and the transactions contemplated by this Agreement.

     Section 3.22.  BROKERS.

     None of Showboat, any of its Subsidiaries, or any of their respective officers, directors or employees have employed any broker, financial advisor or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement, except that Showboat has retained Donaldson, Lufkin & Jenrette Securities Corporation as its financial advisor, the arrangements with which have been disclosed in writing to Harrah's and Merger Sub prior to, and will not be modified subsequent to, the date of this Agreement.

     Section 3.23.  TRANSACTIONS WITH AFFILIATES.

     Other than the transactions contemplated by this Agreement and except to the extent disclosed in the Showboat SEC Documents or as disclosed in Section 3.23 of the Showboat Disclosure Schedule, from January 1, 1995 through the date of this Agreement, there have been no transactions, agreements, arrangements or understandings between Showboat or any of its Subsidiaries, on the one hand, and Showboat's affiliates or other persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

                           ARTICLE IV.

    REPRESENTATIONS AND WARRANTIES OF HARRAH'S AND MERGER SUB

     Harrah's and Merger Sub represent and warrant to Showboat that the statements contained in this Article IV are true and correct except as set forth herein and in the disclosure schedule delivered by Harrah's and Merger Sub to Showboat on or before the date of this Agreement (the "Harrah's Disclosure Schedule"). The Harrah's Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify other paragraphs in this Article IV only to the extent that it is reasonable from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

     Section 4.1.   ORGANIZATION.

     Each of Harrah's and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, partnership and limited liability company power and authority to carry on its business as now being conducted and as proposed to be conducted. Each of Harrah's and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not have a material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of Harrah's and its Subsidiaries, taken as a whole (a "Harrah's Material Adverse Effect"). Harrah's has delivered to Showboat true and correct copy of the Certificate of Incorporation and Bylaws of each of Harrah's and Merger Sub, in each case as amended to the date of this Agreement.

     Section 4.2.   Authority; No Conflict; Required Filings and
Consents.

     (a) Harrah's and Merger Sub have all requisite corporate power and authority to enter into this Agreement and the Stockholder Support Agreements to which each is a party and to consummate the transactions contemplated by this Agreement and the Stockholder Support Agreements. The execution and delivery of this Agreement and the Stockholder Support Agreements and the consummation of the transactions contemplated by this Agreement and the Stockholder Support Agreements by Harrah's and Merger Sub have been duly authorized by all necessary corporate action on the part of Harrah's and Merger Sub. This Agreement and the Stockholder Support Agreements have been duly executed and delivered by Harrah's and Merger Sub (as applicable) and constitute the valid and binding obligations of Harrah's and Merger Sub (as applicable), enforceable against each of them in accordance with their terms.

     (b) Other than or as disclosed in Section 4.2(b) of the Harrah's Disclosure Schedule, the execution and delivery of this Agreement and the Stockholder Support Agreements by Harrah's and Merger Sub (as applicable) does not, and the consummation of the transactions contemplated by this Agreement and the Stockholder Support Agreements will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of Harrah's or the comparable charter or organizational documents of any of its Subsidiaries, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Harrah's or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or
(iii) subject to the governmental filings and other matters referred to in Section 4.2(c), conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Harrah's or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and
(iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which (x) are not, individually or in the aggregate, reasonably likely to have a Harrah's Material Adverse Effect or (y) would not impair or delay the consummation of the Merger.

     (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Harrah's or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the pre-merger notification report under the HSR Act and any similar statute, rule or regulation of any Foreign Jurisdiction, (ii) the filing of the Articles of Merger with respect to the Merger with the Secretary of State of the State of Nevada, (iii) any approvals and filing of notices required under the Harrah's Gaming Laws (as defined in Section 4.6) or the Showboat Gaming Laws, (iv) such consents, approvals, orders, authorizations, permits, filings, or registrations related to, or arising out of, compliance with statutes, rules or regulations regulating the consumption, sale or serving of alcoholic beverages, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any Foreign Jurisdiction, (vii) the approvals required from the Australian Securities Commission (with respect to compliance with the Australian Corporations Law) and the Australian Foreign Investment Review Board, (viii) such immaterial filings and consents as may be required under any environmental health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, and (ix) such other filings, consents, approvals, orders, registrations and declarations as may be required under the laws of any jurisdiction in which the Company or any of its Subsidiaries conducts any business or owns any assets the failure of which to obtain would not have a Harrah's Material Adverse Effect.

     Section 4.3.   PROXY STATEMENT.

     None of the information supplied or to be supplied by Harrah's or Merger Sub for inclusion in the Proxy Statement and any amendments thereof or supplements thereto will, on the date filed with the SEC, at the time of the mailing of the Proxy Statement or any amendment or supplement thereto to the stockholders of Showboat, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     Section 4.4.   BROKERS.

     None of Harrah's, any of its Subsidiaries, or any of their respective officers, directors or employees have employed any broker, financial advisor or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement, except that Harrah's has retained BT Wolfensohn and Morgan Stanley & Co. as financial advisors, the arrangements with which have been disclosed in writing to Showboat prior to the date hereof.

     Section 4.5.   FINANCING.

     Harrah's has received and provided to Showboat a letter, dated December 18, 1997, from Bankers Trust Company. Harrah's will have available on the Closing Date sufficient funds to enable Harrah's to (i) pay the Merger Consideration, the Option Settlement Amount and the SAR Settlement Amount and (ii) purchase any of Showboat's outstanding 9 1/4% First Mortgage Bonds due 2008 and 13% Senior Subordinated Notes due 2009 required to be purchased pursuant to the change of control provisions contained in the instruments governing such indebtedness.

     Section 4.6.   Compliance with Gaming Laws.

     (a) Each of Harrah's and its Subsidiaries, and each of their respective directors (but with respect to non-employee directors, only to Harrah's' best knowledge), officers, persons performing management functions similar to officers and, to Harrah's' best knowledge, partners, hold all permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals of all Governmental Entities under the Harrah's Gaming Laws necessary to conduct the business and operations of Harrah's and each of its Subsidiaries, each of which is in full force and effect in all material respects, except for such permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals the failure of which to hold would not, individually or in the aggregate, be reasonably likely to have a Harrah's Material Adverse Effect (the "Harrah's Permits") and no event has occurred which permits, or upon the giving of notice or passage of time or both would permit, revocation, non-renewal, modification, suspension, limitation or termination of any Harrah's Permit that currently is in effect the loss of which either individually or in the aggregate would be reasonably likely to have a Harrah's Material Adverse Effect. Each of Harrah's and its Subsidiaries, and each of their respective directors (but with respect to non-employee directors, only to Harrah's' best knowledge), officers, persons performing management functions similar to officers and, to Harrah's' best knowledge, partners, are in compliance with the terms of the Harrah's Permits, except for such failures to comply, which singly or in the aggregate, would not, individually or in the aggregate, be reasonably likely to have a Harrah's Material Adverse Effect. Except as disclosed in the forms, reports, and documents required to be filed by Harrah's with the SEC since January 1, 1995 and filed prior to the date of this Agreement, the businesses of Harrah's and its Subsidiaries are not being conducted in violation of any Harrah's Gaming Law, except for possible violations which individually or in the aggregate do not and would not be reasonably likely to have a Harrah's Material Adverse Effect. No investigation or review by any Governmental Entity under any Harrah's Gaming Law with respect to Harrah's or any of its Subsidiaries is pending, or, to the best knowledge of Harrah's, threatened, nor has any Governmental Entity indicated any intention to conduct the same, other than those the outcome of which would not, individually or in the aggregate, be reasonably likely to have a Harrah's Material Adverse Effect.

     (b) The term "Harrah's Gaming Laws" means any Federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, registration, finding of suitability, approval, license, judgment, order, decree, injunction or other authorization, including any condition or limitation placed thereon, governing or relating to the current or contemplated casino and gaming activities and operations of Harrah's or any of its Subsidiaries, including, without limitation, the Nevada Gaming Control Act and the rules and regulations promulgated thereunder, the Clark County, Nevada Code and the rules and regulations promulgated thereunder, the Douglas County, Nevada Code and the rules and regulations promulgated thereunder, the Louisiana Economic Development and Gaming Act and the rules and regulations promulgated thereunder, the Louisiana Riverboat Economic Gaming Control Act and the rules and regulations promulgated thereunder, the New Jersey Casino Control Act and the rules and regulations promulgated thereunder, the Casino Control Act of 1990 (New Zealand) and the rules and regulations promulgated thereunder, the Illinois Riverboat Gambling Act and the rules and regulations promulgated thereunder, the Mississippi Gaming Control Act and the rules and regulations promulgated thereunder, the Missouri Riverboat Gambling Act and the rules and regulations promulgated thereunder, the Indian Gaming Regulatory Act of 1988 and the rules and regulations promulgated thereunder, any state-tribal gaming compact and any applicable state gaming law and any federal or state laws relating to currency transactions.

     (c) Except as disclosed in Section 4.6(c) of the Harrah's Disclosure Schedule, neither Harrah's nor any of its Subsidiaries, nor any director (but with respect to non-employee directors, only to Harrah's' best knowledge), officer, key employee or, to Harrah's' best knowledge, partners of Harrah's or any of its Subsidiaries has received any written claim, demand, notice, complaint, court order or administrative order from any Governmental Entity in the past three years under, or relating to any violation or possible violation of any Harrah's Gaming Laws which did or would be reasonably likely to result in fines or penalties of $50,000 or more. To Harrah's' best knowledge, there are no facts, which if known to the regulators under the Harrah's Gaming Laws could reasonably be expected to result in the revocation, limitation or suspension of a license, finding of suitability, registration, permit or approval of it or them, or of any officer, director, person performing management functions similar to an officer or partner, under any Harrah's Gaming Laws. Neither Harrah's nor any of its Subsidiaries has suffered a suspension or revocation of any material license , finding of suitability, registration, permit or approval held under the Harrah's Gaming Laws.

                           ARTICLE V.

                            COVENANTS

     Section 5.1.   CONDUCT OF BUSINESS OF SHOWBOAT.

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Showboat agrees as to itself and each of its Subsidiaries (except to the extent that Harrah's shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement, except as disclosed on Section 5.1 of the Showboat Disclosure Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, without the written consent of Harrah's, Showboat shall not and shall not permit any of its Subsidiaries to:

          (i)  adopt any amendment to its Articles of
Incorporation or Bylaws or comparable charter or organizational documents;

          (ii) (A) issue, pledge or sell, or authorize the issuance, pledge or sale of additional shares of capital stock of any class (other than upon exercise of Options outstanding on the date of this Agreement), or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, or any other securities in respect of, in lieu of, or in substitution for, shares of Showboat Common Stock outstanding on the date hereof or
(B) amend, waive or otherwise modify any of the terms of any option, warrant or stock option plan of Showboat or any of its Subsidiaries, including without limitation, the Options or the Showboat Stock Plans;

          (iii) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than (A) between any wholly-owned Subsidiary of Showboat and Showboat or any other wholly-owned Subsidiary of Showboat or (B) regular quarterly dividends on shares of Showboat Common Stock not to exceed $.025 per share;

          (iv) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

          (v) increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from Showboat or any of its Subsidiaries), or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements or policies, which shall be interpreted and implemented in a manner consistent with past practice), or enter into any employment or severance agreement with, any director, officer or employee of Showboat or any of its Subsidiaries or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, including any Benefit Arrangement, Pension Plan or Welfare Plan, except (i) to the extent required by applicable law or regulation, (ii) pursuant to any collective bargaining agreements or Employee Plan as in effect on the date of this Agreement consistent with past practices or (iii) for salary increases in the ordinary course of business consistent with past practice to employees other than executive officers of Showboat;

          (vi) (A) sell, pledge, lease, dispose of, grant, encumber, or otherwise authorize the sale, pledge, disposition, grant or encumbrance of any of the properties or assets of Showboat or any of its Subsidiaries, except for (1) sales of assets in the ordinary course of business in connection with Showboat's gaming operations in an amount not to exceed $500,000 individually or $2,000,000 in the aggregate or (2) other sales which, individually do not exceed $100,000 or which, in the aggregate, do not exceed $250,000 or (B) acquire (including, without limitation, by merger, consolidation, lease or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof (or a substantial portion of the assets thereof) or any other assets, except for (1) acquisitions of assets in the ordinary course of business in connection with Showboat's gaming operations in an amount individually not to exceed $500,000 or (2) other acquisitions which, individually, do not exceed $100,000 or which, in the aggregate, do not exceed $250,000;

          (vii) (A) incur, assume or pre-pay any long-term debt or incur or assume any short-term debt, except that Showboat and its Subsidiaries may incur or pre-pay debt in the ordinary course of business consistent with past practice under existing lines of credit, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice, or (C) make any loans, advances or capital contributions to, or investments in, any other person except in the ordinary course of business consistent with past practice (including advances to employees) and except for loans, advances, capital contributions or investments between any wholly-owned Subsidiary of Showboat and Showboat or another wholly-owned Subsidiary of Showboat;

          (viii) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Showboat or any of its Subsidiaries;

          (ix) make or rescind any material express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or except as may be required by applicable law, make any change to any of its material methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 1996, provided, however, that Harrah's shall not unreasonably withheld its consent to any such matter that would preclude Showboat from timely filing its Tax Returns or timely paying its Tax Liabilities;

          (x) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements of Showboat;

          (xi) other than in the ordinary course of business and consistent with past practice, waive any rights of substantial value or make any payment, direct or indirect, of any material liability of Showboat or of any of its Subsidiaries before the same comes due in accordance with its terms;

          (xii) fail to maintain its existing insurance coverage of all types in effect or, in the event any such coverage shall be terminated or lapse, to the extent available at reasonable cost, procure substantially similar substitute insurance policies which in all material respects are in at least such amounts and against such risks as are currently covered by such policies;

          (xiii) enter into any collective bargaining agreement or any successor collective bargaining agreement other than collective bargaining agreements covering employees at the Las Vegas Showboat on terms consistent with those agreed to by the majority of casinos in Downtown Las Vegas;

          (xiv) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, unless required by GAAP or the SEC;

          (xv) modify, amend or terminate any of the Showboat
Material Contracts or waive, release or assign any material rights or claims, except in the ordinary course of business consistent with past practice;

          (xvi) take, or agree to commit to take, any action that would make any representation or warranty of Showboat contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time;

          (xvii) engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of Showboat's affiliates which involves the transfer of consideration or has a financial impact on Showboat, other than pursuant to such agreements, arrangements, or understandings existing on the date of this Agreement;

          (xviii) close, shut down, or otherwise eliminate any of the casinos owned or operated by Showboat or any of its Subsidiaries, except for such closures, shutdowns or eliminations which are (i) required by action, order, writ, injunction, judgment or decree or otherwise required by law, or (ii) due to acts of God or other force majeure events; or

          (xix) enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

     Section 5.2.   COOPERATION; NOTICE; CURE.

     Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Harrah's and Showboat shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations. Each of Harrah's and Showboat shall promptly notify the other in writing of, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of Harrah's or Showboat under this Agreement to be breached in any material respect or that renders or will render untrue in any material respect any representation or warranty of Harrah's or Showboat contained in this Agreement. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

     Section 5.3.   NO SOLICITATION.

     (a) Showboat shall not, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent of such party (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transaction involving Showboat or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions with any person (or group of persons) other than Harrah's or its respective affiliates (a "Third Party") concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to or recommend any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent Showboat or its Board of Directors from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written proposal for an Alternative Transaction (as defined below) by such person or entity or modifying or withdrawing its recommendation with respect to the transactions contemplated hereby or recommending an unsolicited bona fide written proposal for an Alternative Transaction to the stockholders of Showboat, if and only to the extent that (1) a Third Party has made a written proposal to the Board of Directors of Showboat to consummate an Alternative Transaction, which proposal identifies a price or range of values to be paid for the outstanding securities or substantially all of the assets of Showboat,
(2) the Board of Directors of Showboat believes in good faith, after consultation with its financial advisor, that such Alternative Transaction is reasonably capable of being completed on the terms proposed and would, if consummated, result in a transaction more favorable to the stockholders of such party than the transaction contemplated by this Agreement (a "Superior Proposal"), (3) the Board of Directors of Showboat determines in good faith, based on the advice of outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties to Showboat's stockholders under applicable law, and (4) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed confidentiality and standstill agreement with material terms no less favorable to such party than those contained in the Confidentiality Agreements dated September 16, 1997 between Harrah's and Showboat (the "Confidentiality Agreements"); or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. Showboat agrees not to release any Third Party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal, unless the Board of Directors of Showboat determines in good faith, based on the written advice of outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties to Showboat's stockholders under applicable law.

     (b) Showboat shall notify Harrah's immediately after receipt by Showboat or (or any of their advisors) of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of such party by any person or entity that informs such party that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Notwithstanding the foregoing, Showboat shall not accept or enter into any agreement concerning a Superior Proposal for a period of at least two business days after Harrah's' receipt of the notification of the terms thereof pursuant the second preceding sentence, during which period Harrah's shall be afforded the opportunity to match the terms and conditions contained in such Superior Proposal.

     (c) As used in this Agreement, "Alternative Transaction" means (i) a transaction pursuant to which any Third Party acquires more than 30% of the outstanding shares of Showboat Common Stock, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Showboat pursuant to which any Third Party (or the stockholders of a Third Party) acquires more than 30% of the outstanding shares of Showboat Common Stock, as the case may be, or the entity surviving such merger or business combination, or
(iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of Showboat, and the entity surviving any merger or business combination including any of them) of Showboat having a fair market value (as determined by the Board of Directors of Showboat, in good faith) equal to more than 30% of the fair market value of all the assets of Showboat, and its Subsidiaries, taken as a whole, immediately prior to such transaction.

     (d) Nothing contained in this Section 5.3 is intended to or shall limit in any respect Showboat's ability to solicit, negotiate and consummate any transaction permitted by Section
5.1(vi) of this Agreement or in Section 5.1 of the Seller
Disclosure Schedule.

     Section 5.4.   PROXY STATEMENT.

     (a) As promptly as practical after the execution of this Agreement, Showboat shall prepare and file with the SEC the Proxy Statement under the Exchange Act, and shall use reasonable efforts to have the Proxy Statement cleared by the SEC as soon after such filing as practical. Harrah's, Merger Sub and Showboat shall cooperate with each other in the preparation of the Proxy Statement, and Showboat shall notify Harrah's of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Harrah's promptly copies of all correspondence between Showboat or any representative of Showboat and the SEC. Showboat shall give Harrah's and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Harrah's and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of Showboat, Harrah's and Merger Sub agrees to use all reasonable efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of shares of Showboat Common Stock entitled to vote at the Special Meeting at the earliest practicable time.

     (b) Subject to the provisions of Section 5.3, the Proxy Statement shall include the recommendation of the Board of Directors of Showboat in favor of adoption of this Agreement and the Merger; provided that the Board of Directors of Showboat may modify or withdraw such recommendation if Showboat's Board of Directors believes in good faith, based on the advice of outside legal counsel, that the failure to modify or withdraw such recommendation would be inconsistent with its fiduciary duties to Showboat's stockholders under applicable law.

     Section 5.5.   SPECIAL MEETING.

     Showboat shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon this Agreement and the Merger. Subject to Sections 5.3 and 5.4, Showboat shall, through its Board of Directors, recommend to its stockholders adoption of this Agreement and approval of such matters and shall use its best efforts to hold such meeting as soon as practicable after the date hereof. Showboat shall use all reasonable efforts to solicit from its stockholders proxies in favor of such matters unless doing so would be inconsistent with the Showboat Board of Directors' fiduciary duties to its stockholders under applicable law based on the advice of outside legal counsel.

     Section 5.6.   ACCESS TO INFORMATION.

     Upon reasonable notice, Showboat shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Harrah's, access, during normal business hours during the period prior to the Effective Time, to all its personnel, properties, books, contracts, commitments and records and, during such period, Showboat shall, and shall cause its Subsidiaries to, furnish promptly to the other (a) copies of monthly financial reports and development reports, (b) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (c) all other information concerning its business, properties and personnel as Harrah's may reasonably request. Harrah's will hold any such information furnished to it by Showboat which is nonpublic in confidence in accordance with the Confidentiality Agreement binding Harrah's. No information or knowledge obtained in any investigation pursuant to this Section 5.6 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger. Paragraph 7 of the Confidentiality Agreement binding

Harrah's shall be terminated and be without effect upon any termination of this Agreement pursuant to Sections 7.1(e) or 7.1(f).

     Section 5.7.   GOVERNMENTAL APPROVALS.

     (a) The parties hereto shall cooperate with each other and use their best efforts (and, with respect to the Showboat Gaming Laws and the Harrah's Gaming Laws, shall use their best efforts to cause their respective directors and officers to do so) to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, registrations, licenses, findings of suitability, consents, variances, exemptions, orders, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, all filings required under the HSR Act, the Australian Corporations Act, the Foreign Acquisitions & Takeovers Act, the Showboat Gaming laws and the Harrah's Gaming Laws ("Governmental Approvals"), and to comply (and, with respect to the Showboat Gaming Laws and the Harrah's Gaming Laws, to cause their respective directors and officers to so comply) with the terms and conditions of all such Governmental Approvals.
Each of the parties hereto and their respective officers, directors and affiliates shall use their best efforts to file within 30 days after the date hereof, and in all events shall file within 60 days after the date hereof, all required initial applications and documents in connection with obtaining the Governmental Approvals (including without limitation under applicable Showboat Gaming Laws and Harrah's Gaming Laws) and shall act reasonably and promptly thereafter in responding to additional requests in connection therewith. Showboat and Harrah's shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Showboat or the Harrah's, as the case may be, and any of their respective Subsidiaries, directors, officers and stockholders which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, each of Showboat and Harrah's (the "Notifying Party") will notify the other promptly of the receipt of comments or requests from Governmental Entities relating to Governmental Approvals, and will supply the other party with copies of all correspondence between the Notifying Party or any of its representatives and Governmental Entities with respect to Governmental Approvals; provided, however, that it shall not be required to supply the other party with copies of correspondence relating to the personal applications of individual applicants except for evidence of filing.

     (b) Showboat and Harrah's shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any approval needed from a Governmental Entity will not be obtained or that the receipt of any such approval will be materially delayed. Showboat and Harrah's shall take any and all actions reasonably necessary to vigorously defend, lift, mitigate and rescind the effect of any litigation or administrative proceeding adversely affecting this Agreement or the transactions contemplated hereby or thereby, including, without limitation, promptly appealing any adverse court or administrative order or injunction to the extent reasonably necessary for the foregoing purposes.

     (c) Notwithstanding the foregoing or any other provision of this Agreement, Harrah's shall have no obligation or affirmative duty under this Section 5.7 to dispose of any of its assets or properties, disassociate itself from any person or entity, or agree to do any of the foregoing at any time in the future, in connection with seeking any Governmental Approval.

     Section 5.8.   PUBLICITY.

     Harrah's and Showboat shall agree on the form and content of the initial press release regarding the transactions contemplated hereby and thereafter shall consult with each other before issuing, and use all reasonable efforts to agree upon, any press release or other public statement with respect to any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

     Section 5.9.   INDEMNIFICATION.

     (a) From and after the Effective Time, Harrah's agrees that it will, and will cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of Showboat (the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Showboat would have been permitted under Nevada law and its Articles of Incorporation or Bylaws in effect on the date hereof to indemnify such Indemnified Party.

     (b) For a period of six years after the Effective Time, Harrah's shall maintain or shall cause the Surviving Corporation to maintain in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by Showboat's directors' and officers' liability insurance policy (copies of which have been heretofore delivered by Showboat to Harrah's) with coverage in amount and scope at least as favorable as Showboat's existing coverage; provided that in no event shall Harrah's or the Surviving Corporation be required to expend in the aggregate in excess of 200% of the annual premium currently paid by Showboat for such coverage; and if such premium would at any time exceed 200% of the such amount, then Harrah's or the Surviving Corporation shall maintain insurance policies which provide the maximum and best coverage available at an annual premium equal to 200% of such amount.

     (c) The provisions of this Section 5.9 are intended to be an addition to the rights otherwise available to the current officers and directors of Showboat by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

     Section 5.10.  STOCKHOLDER LITIGATION.

     Showboat shall give Harrah's the reasonable opportunity to participate in the defense of any stockholder litigation against Showboat and its directors relating to the transactions contemplated hereby.

     Section 5.11.  EMPLOYMENT ARRANGEMENTS.

     Prior to the Closing, Harrah's shall offer to enter into employment agreements with J. Kell Houssels, III and H. Gregory Nasky on terms mutually satisfactory to each such person and Harrah's. Harrah's agrees to appoint, or take such actions as are necessary to nominate and seek the election of J. Kell Houssels, III to its Board of Directors for a three year term in accordance with his employment agreement. For so long as J. Kell Houssels, III is employed by Harrah's pursuant to such employment agreement, Harrah's shall maintain a "Showboat Division" in its business.

     Section 5.12.  FURTHER ASSURANCES AND ACTIONS.

     (a) Subject to the terms and conditions herein, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) using their respective reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with each party hereto as are necessary for consummation of the transactions contemplated by this Agreement, and (ii) to fulfill all conditions precedent applicable to such party pursuant to this Agreement.

     (b) In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities, franchises of any of the parties to the Merger, the proper officers and/or directors of Harrah's, Showboat and the Surviving Corporation shall take all such necessary action.

     Section 5.13.  EMPLOYEE BENEFITS.

     (a) For at least one year following the Effective Time, Showboat's current employees (other than Showboat's employees that are covered by collective bargaining agreements) shall be entitled to participate in either, at Harrah's' option, (A) benefits plans and arrangements substantially similar to Showboat's existing benefit plans and arrangements, (B) Harrah's' employee benefit plans and arrangements on substantially the same basis as similarly-situated employees of Harrah's (based on such employees' duties, geographic location, seniority and other similar factors), or (C) some combination of the benefit plans and arrangements described in clauses (A) and (B).

     (b) Harrah's shall cause the Surviving Corporation to honor all written employment, severance and termination agreements (including change in control provisions) of the employees of Showboat and its Subsidiaries provided to Harrah's on or prior to the date of this Agreement.

     (c) For purposes of determining eligibility to participate, vesting and accrual or entitlement to benefits where length of service is relevant under any employee benefit plan or arrangement of Harrah's or the Surviving Corporation, employees of Showboat and its Subsidiaries as of the Effective Time shall receive service credit for service with Showboat and any of its Subsidiaries to the same extent such service was granted under the Employee Plans subject to offsets for previously accrued benefits and no duplication of benefits.

     (d) Prior to the Effective Time, Showboat shall amend its Supplemental Executive Retirement Plan to clarify that only the bonuses payable under the Executive Incentive Plan shall be taken into account under the Supplemental Executive Retirement Plan.

     (e) The Surviving Corporation shall cause the following actions to be taken with respect to the Showboat's Supplemental
Executive Retirement Plan:

          (i)  retirement payments to William Downey and Frank
Modice shall continue to be paid in the same amount and in the same manner as such payments are currently being made to such participants;

          (ii) retirement benefits shall be paid to J.K.
Houssels, Jr. and Herbert Wolfe and such benefits shall be non-forfeitable for any reason other than death;

          (iii) Paul Harris shall be eligible to receive a retirement benefit under the Supplemental Executive Retirement
Plan notwithstanding his termination of employment, if any, prior to September 1, 1998; and

          (iv) retirement benefits shall be calculated and payable to participants who have not yet commenced receipt of such benefits in accordance with the actuarial methods and assumptions set forth in Section 5.14(e) of the Showboat Disclosure Schedule.

     (f) From and after the Effective Time, Harrah's and the Surviving Corporation shall not amend Showboat's Supplemental Executive Retirement Plan in any manner that adversely affects a participant's rights with respect to the amount of his or her accrued benefit as of the Effective Time; provided, however, that the Surviving Corporation reserves the right, in its sole discretion, to terminate such plan at any time in accordance with
Section 5.2 thereof.

     (g) Nothing in this Agreement is intended to create any right of employment for any person or to create any obligation for Harrah's or the Surviving Corporation to continue any Plan of Showboat following the Effective Time.

     (h) Showboat will use its reasonable best efforts to cooperate with Harrah's to minimize the effect of the application of Section 162(m) of the Code.

     Section 5.14.  USE OF SHOWBOAT NAME.

     Until the third anniversary of the Effective Time, Harrah's shall cause the "Showboat" name to be used in connection with its hotel-casino operations as set forth on Section 5.14 of the Harrah's Disclosure Schedule.

                           ARTICLE VI.

                      CONDITIONS TO MERGER

     Section 6.1.   CONDITIONS TO EACH PARTY'S OBLIGATION TO
EFFECT THE MERGER.

     The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction or waiver by each party prior to the Effective Time of the following conditions:

     (a) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved by the stockholders of Showboat in the manner required under the NRS and the Articles of Incorporation of Showboat.

     (b) NO INJUNCTIONS. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction or statute, rule, regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

     (c) GOVERNMENTAL APPROVALS. All Governmental Approvals required to consummate the transactions contemplated hereby shall have been obtained (including, without limitation, under the Showboat Gaming Laws and the Harrah's Gaming Laws), all such approvals shall remain in full force and effect, all statutory waiting periods in respect thereof (including, without limitation, under the HSR Act) shall have expired and no such approval shall contain any conditions, limitations or restrictions which Harrah's reasonably determines in good faith will have or would reasonably be expected to have a Showboat Material Adverse Effect or a Harrah's Material Adverse Effect.

     Section 6.2.   ADDITIONAL CONDITIONS TO OBLIGATIONS OF
SHOWBOAT.

     The obligation of Showboat to effect the Merger is subject to the satisfaction of each of the following conditions prior to the Effective Time, any of which may be waived in writing exclusively by Showboat:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Harrah's and Merger Sub set forth in this Agreement shall be true and correct in all material respects (except for those qualified as to materiality or a Harrah's Material Adverse Effect, which shall be true and correct) as of the date of this Agreement and, except to the extent such representations speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated by this Agreement. Showboat shall have received a certificate signed on behalf of Harrah's by the chief executive officer and the chief financial officer of Harrah's to such effect.

     (b) PERFORMANCE OF OBLIGATIONS OF HARRAH'S. Harrah's shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Showboat shall have received a certificate signed on behalf of Harrah's by the chief executive officer and the chief financial officer of Harrah's to such effect.

     (c) THIRD-PARTY CONSENTS. Harrah's shall have received all third-party consents and approvals required to be obtained by Harrah's in connection with the transactions contemplated hereby under any contract to which Harrah's or any of its Subsidiaries may be a party, except for such third-party consents and approvals as to which the failure to obtain, individually or in the aggregate, would not reasonably be expected to impair or delay the consummation of the Merger.

     Section 6.3.   ADDITIONAL CONDITIONS TO OBLIGATIONS OF
HARRAH'S.

     The obligations of Harrah's and Merger Sub to effect the Merger are subject to the satisfaction of each of the following conditions prior to the Effective Time, any of which may be waived in writing exclusively by Harrah's:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Showboat set forth in this Agreement shall be true and correct in all material respects (except for those qualified as to materially or a Showboat Material Adverse Effect, which shall be true and correct) as of the date of this Agreement and, except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated by this Agreement; provided that, with respect to the truth and correctness of such representations and warranties as of the Closing Date, the use of the term "Showboat Material Adverse Effect" in such representations and warranties shall mean a material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of Showboat and its Subsidiaries, taken as a whole. Harrah's shall have received a certificate signed on behalf of Showboat by the chief executive officer and the chief financial officer of Showboat to such effect.

     (b) PERFORMANCE OF OBLIGATIONS OF SHOWBOAT. Showboat shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Harrah's shall have received a certificate signed on behalf of Showboat by the chief executive officer and the chief financial officer of Showboat to such effect.

     (c) NO MATERIAL ADVERSE CHANGE. Between the date of this Agreement and the Effective Date, there shall have been no material adverse change in the business, properties, assets, liabilities, operations, condition (financial or otherwise) or prospects of Showboat and its Subsidiaries, taken as a whole.

     (d) THIRD-PARTY CONSENTS. Harrah's and Showboat shall have received all third-party consents and approvals required to be obtained by Harrah's or Showboat in connection with the transactions contemplated hereby, under any contract to which Harrah's or Showboat (or any of their respective Subsidiaries) may be a party, except for such third-party consents and approvals as to which the failure to obtain, either individually or in the aggregate, would not reasonably be expected to result in (i) a material adverse change in the business, properties, assets, liabilities, operations, condition (financial or otherwise) or prospects of Showboat and its Subsidiaries, taken as a whole, or (ii) a Harrah's Material Adverse Effect, as the case may be.

     (e) NO TRIGGER OF SHOWBOAT RIGHTS PLAN. No event shall have occurred that has or would result in the triggering of any right or entitlement of stockholders of Showboat under the Showboat Rights Plan, or will occur as a result of the consummation of the Merger.

                          ARTICLE VII.

                    TERMINATION AND AMENDMENT

     Section 7.1.   TERMINATION.

     This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 7.1(b) through 7.1(h), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of Showboat:

     (a)  by mutual written consent of Showboat and Harrah's; or

     (b) by either Harrah's or Showboat if the Merger shall not have been consummated by July 1, 1998 (provided that (i) if the Merger shall not have been consummated because the requisite Governmental Approvals required under Section 6.1(c) shall not have been obtained and are still being pursued, either Harrah's or Showboat may extend such date to January 1, 1999 by providing written notice thereof to the other party on or prior to July 1, 1998 and (ii) the right to terminate this Agreement under this
Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

     (c) by either Harrah's or Showboat if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

     (d)  by either Harrah's or Showboat, if, at the Special
Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Showboat in favor of the approval and adoption of this Agreement and the Merger shall not have been obtained; or

     (e) by Harrah's, if (i) the Board of Directors of Showboat shall have withdrawn or modified its recommendation of this Agreement or the Merger in accordance with Sections 5.3, 5.4 or
5.5 (provided that Harrah's' right to terminate this Agreement under such clause (i) shall not be available if at such time Showboat would be entitled to terminate this Agreement under
Section 7.1(g)); (ii) after the receipt by Showboat of a proposal for an Alternative Transaction, Harrah's requests in writing that the Board of Directors of Showboat reconfirm its recommendation of this Agreement and the Merger to the stockholders of Showboat and the Board of Directors of Showboat fails to do so within five business days after its receipt of Harrah's' request; (iii) the Board of Directors of Showboat shall have recommended to the stockholders of Showboat, or entered into a definitive agreement with respect to, an Alternative Transaction; or (iv) for any reason Showboat fails to call and hold the Stockholders' Meeting by July 1, 1998 (provided that Harrah's' right to terminate this Agreement under such clause (iv) shall not be available if at such time Showboat would be entitled to terminate this Agreement under Section 7.1(g)); or

     (f) by Showboat, prior to the approval of this Agreement by its stockholders, if, as a result of a Superior Proposal received by such party from a Third Party, the Board of Directors of Showboat determines in good faith, based on advice of outside legal counsel, that the failure to accept such Superior Proposal would be inconsistent with its fiduciary duties to stockholders under applicable law; provided, however, that no termination shall be effective pursuant to this Section 7.1(f) under circumstances in which a termination fee is payable by Showboat pursuant to Section 7.3(b)(iv), unless concurrently with such termination, such termination fee is paid in full by Showboat in accordance with Section 7.3(b)(iv); or

     (g) by Harrah's or Showboat, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach will cause the conditions set forth in Section 6.2(a) or
(b) (in the case of termination by Showboat) or 6.3(a) or (b) (in the case of termination by Harrah's) not to be satisfied.

     Section 7.2.   EFFECT OF TERMINATION.

     In the event of termination of this Agreement as provided in
Section 7.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Harrah's, Merger Sub or Showboat, or their respective officers, directors, stockholders or Affiliates, except as set forth in
Section 7.3 and except that such termination shall not limit liability for a willful breach of this Agreement; provided that, the provisions of Section 7.3 of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

     Section 7.3.   FEES AND EXPENSES.

     (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

     (b) Showboat shall pay Harrah's a termination fee of $20 million upon the earliest to occur of the following events:

          (i) the termination of this Agreement by Harrah's or Showboat pursuant to Section 7.1(d), if a proposal for an Alternative Transaction involving Showboat shall have been publicly announced prior to the Stockholders' Meeting and either a definitive agreement for an Alternative Transaction is entered into, or an Alternative Transaction is consummated, within one year of such termination;

          (ii) the termination of this Agreement by Harrah's pursuant to Section 7.1(e)(i), (iii) or (iv);

          (iii) the termination of this Agreement by Harrah's pursuant to Sections 7.1(e)(ii), and either a definitive agreement for an Alternative Transaction is entered into, or an Alternative Transaction is consummated, within one year of such termination; or

          (iv) the termination of this Agreement by Showboat pursuant to Section 7.1(f).

          Showboat's payment of a termination fee pursuant to this subsection shall be the sole and exclusive remedy of Harrah's against Showboat and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment; provided that this limitation shall not apply in the event of a willful breach of this Agreement by Showboat.

     (c) The fees payable pursuant to Section 7.3(b) shall be paid concurrently with the first to occur of the events described in Section 7.3(b)(i), (ii), (iii) or (iv).

     (d) In the event that this Agreement is terminated by Harrah's or Showboat pursuant to Section 7.1(b) and all the conditions to Closing set forth in Article VI have been satisfied or waived except for obtaining the consents of lenders set forth in Section 4.2 of the Harrah's Disclosure Schedule or the continued accuracy at such time of Harrah's' representation in Section 4.5, Harrah's shall pay to Showboat liquidated damages in the amount of $10.0 million. Showboat's payment of such liquidated damages pursuant to this subsection shall be the sole and exclusive remedy of Showboat against Harrah's and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment.

     Section 7.4.   AMENDMENT.

     This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Showboat, but, after any such approval, no amendment shall be made which (i) by law requires further approval by such stockholders or (ii) is in any manner adverse to the stockholders of Showboat, in each case without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 7.5.   EXTENSION; WAIVER.

       At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained here. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                          ARTICLE VIII.

                          MISCELLANEOUS

     Section 8.1.   NONSURVIVAL OF REPRESENTATIONS, WARRANTIES
AND AGREEMENTS.

     None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Sections 1.4, 2.1, 2.2, 2.3, 5.9, 5.11,
5.13 and 5.14 and Article VIII. The Confidentiality Agreements shall survive the execution and delivery of this Agreement.

     Section 8.2.   NOTICES.

       All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      (a) if to Showboat, to

                    Showboat, Inc.
                    3720 Howard Hughes Parkway
                    Suite 200
                    Attn: H. Gregory Nasky
                    Telecopy:  (702) 791-3410

                    with a copy to

                    Weil, Gotshal & Manges, LLP
                    767 Fifth Avenue
                    New York, NY
                    Attn:  Robert Todd Lang, Esq.
                    Telecopy:  (212) 310-8007

      (b) if to Harrah's or Merger Sub, to

                    Harrah's Entertainment, Inc.
                    1023 Cherry Road
                    Memphis, Tennessee 38117
                    Attn: Colin V. Reed
                    Telecopy:  (901) 762-8804

                    with a copy to:

                    Latham & Watkins
                    633 West Fifth Street, Suite 4000
                    Los Angeles, CA 90071-2007
                    Attn:  Edward Sonnenschein, Jr., Esq.
                    Telecopy:  (213) 891-8763

     Section 8.3.   INTERPRETATION.

     When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to December 18, 1997.

     Section 8.4.   COUNTERPARTS.

     This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 8.5.   ENTIRE AGREEMENT; NO THIRD PARTY
BENEFICIARIES.

     This Agreement and all documents and instruments referred to herein (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and
(b) except as provided in Section 5.9 are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; provided that the Confidentiality Agreements shall remain in full force and effect until the Effective Time. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, none of Harrah's, Merger Sub or Showboat makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to any of them or their respective representatives of any documentation or other information with respect to any one or more of the foregoing.

     Section 8.6.   GOVERNING LAW.

     This Agreement shall be governed and construed in accordance with the laws of the State of Nevada without regard to any applicable conflicts of law.

     Section 8.7.   ASSIGNMENT.

     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Harrah's; provided that no such assignment shall relieve Harrah's of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          IN WITNESS WHEREOF, Harrah's Entertainment, Inc., HEI
Acquisition Corp. and Showboat, Inc. have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.


                                HARRAH'S ENTERTAINMENT, INC.


                                /s/ E. O. Robinson, Jr.
                                -----------------------------
                                By: E. O. Robinson, Jr.
                                Its: Senior Vice President



                                HEI ACQUISITION CORP.



                                /s/
                                -----------------------------
                                By:
                                Its:



                                SHOWBOAT, INC.


                                /s/ J. K. Houssels
                                -----------------------------
                                By:
                                Its:

                            EXHIBIT A

              FORM OF STOCKHOLDER SUPPORT AGREEMENT

     STOCKHOLDER SUPPORT AGREEMENT, dated as of December 18, 1997 (this "Agreement"), by _______________ ("Stockholder") to and for the benefit of Harrah's Entertainment, Inc., a Delaware corporation ("Harrah's"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

     WHEREAS, as of the date hereof, Stockholder owns of record and beneficially ________ shares (such shares, together with any other voting or equity securities of Showboat, Inc., a Nevada corporation ("Showboat"), hereafter acquired by Stockholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares") of common stock, par value $1.00 per share ("Showboat Common Stock");

     WHEREAS, concurrently with the execution of this Agreement, Harrah's, HEI Acquisition Corp., a Nevada corporation and indirect wholly-owned subsidiary of Harrah's ("Merger Sub"), and Showboat are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into Showboat such that Showboat will become an indirect wholly-owned subsidiary of Harrah's (the "Merger"); and

     WHEREAS, as a condition to the willingness of Showboat, Harrah's and Merger Sub to enter into the Merger Agreement, Harrah's has requested the Stockholder agree, and in order to induce Harrah's and Merger Sub to enter into the Merger Agreement, the Stockholder is willing to agree to vote in favor of adopting the Merger Agreement and approving the Merger, upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

     Section 1. VOTING OF SHARES. Until the termination of this Agreement in accordance with the terms hereof, Stockholder hereby agrees that, at the Special Meeting (as defined in the Merger Agreement) or any other meeting of the stockholders of Showboat, however called, and in any action by written consent of the stockholders of Showboat, Stockholder will vote all of his or her respective Shares (a) in favor of adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, and (b) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of Showboat (or any class thereof). Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

     Section 2. TRANSFER OF SHARES. Until the termination of this Agreement in accordance with the terms hereof, Stockholder will not, directly or indirectly, (a) sell, assign, transfer, pledge, encumber or otherwise dispose of any of the Shares, (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares; provided, however, that Stockholder may transfer the Shares to family members or to a trust so long as such trust or family member takes such Shares subject to the obligations and restrictions contained in this Agreement.

     Section 3.     REPRESENTATIONS AND WARRANTIES OF
STOCKHOLDER. Stockholder hereby represents and warrants to Harrah's with respect to himself or herself and his or her ownership of the Shares as follows:

               (a)  OWNERSHIP OF SHARES.  On the date hereof, the
Shares are owned of record and beneficially by Stockholder.
Stockholder has sole voting power, without restrictions, with respect to all of the Shares.

               (b) POWER, BINDING AGREEMENT. Stockholder has the legal capacity, power and authority to enter into and perform all of his or her obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate any other agreement to which Stockholder is a party, including, without limitation, any voting agreement, shareholders' agreement, partnership agreement or voting trust. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

               (c) NO CONFLICTS. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Stockholder or any of his or her properties or assets, other than such conflicts, violations or defaults or terminations, cancellations or accelerations which individually or in the aggregate do not materially impair the ability of Stockholder to perform his or her obligations hereunder. No consent, approval, order or authorization of, or registration, declaration, or filing with, any governmental entity is required by or with respect to the execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby.

     Section 4. NO SOLICITATION. Prior to the termination of this Agreement in accordance with its terms, Stockholder agrees
(a) that he or she will not, nor will he or she authorize or permit any of his or her employees, agents and representatives to, directly or indirectly, initiate or solicit any inquiries or the making of any Acquisition Proposal (as defined in the Merger

Agreement) and (b) that he or she will notify Harrah's as soon as possible if any such inquiries or proposals are received by, any information or documents is requested from, or any negotiations or discussions are sought to be initiated or continued with, him or her or any of his or her affiliates [(b) only as to JKH, III].

     Section 5. TERMINATION. This Agreement shall terminate upon the earliest to occur of (i) the Effective Time (as such term is defined in the Merger Agreement) or (ii) any termination of the Merger Agreement in accordance with the terms thereof (including, without limitation, any termination pursuant to Section 7.1(f) thereof); provided that the provisions of Section 8 shall survive any termination of this Agreement, and provided further that no such termination shall relieve any party of liability for a breach hereof prior to termination.

     Section 6. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     Section 7. FIDUCIARY DUTIES. Notwithstanding anything in this Agreement to the contrary, the covenants and agreements set forth herein shall not prevent Stockholder from serving on Showboat's Board of Directors and from taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such designee's capacity as a director of Showboat.

     Section 8.     MISCELLANEOUS.

               (a)  This Agreement constitutes the entire
agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

               (b)  If any term or other provision of this
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

               (c)  This Agreement shall be governed by and
construed in accordance with the laws of the State of Nevada without regard to the principles of conflicts of law thereof.

               (d)  This Agreement may be executed in
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

                                STOCKHOLDER


                                -------------------------------




Agreed and Acknowledged:

HARRAH'S ENTERTAINMENT, INC.



----------------------------
By:
Its:

                  STOCKHOLDER SUPPORT AGREEMENT

          STOCKHOLDER SUPPORT AGREEMENT, dated as of December 18, 1997 (this "Agreement"), by J.K. Houssels ("Stockholder") to and for the benefit of Harrah's Entertainment, Inc., a Delaware corporation ("Harrah's"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

          WHEREAS, as of the date hereof, Stockholder owns of record and beneficially 1,178,357 shares (such shares, together with any other voting or equity securities of Showboat, Inc., a Nevada corporation ("Showboat"), hereafter acquired by Stockholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares") of common stock, par value $1.00 per share ("Showboat Common Stock"), of Showboat;

          WHEREAS, concurrently with the execution of this Agreement, the Company, HEI Acquisition Corp., a Nevada corporation and indirect wholly-owned subsidiary of Harrah's ("Merger Sub"), and Showboat are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into Showboat such that Showboat will become an indirect wholly-owned subsidiary of Harrah's (the "Merger"); and

          WHEREAS, as a condition to the willingness of Showboat, Harrah's and Merger Sub to enter into the Merger Agreement, Harrah's has requested the Stockholder agree, and in order to induce Harrah's and Merger Sub to enter into the Merger Agreement, the Stockholder is willing to agree to vote in favor of adopting the Merger Agreement and approving the Merger, upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

          Section 1. VOTING OF SHARES. Until the termination of this Agreement in accordance with the terms hereof, Stockholder hereby agrees that, at the Special Meeting (as defined in the Merger Agreement) or any other meeting of the stockholders of Showboat, however called, and in any action by written consent of the stockholders of Showboat, Stockholder will vote all of his or her respective Shares (a) in favor of adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, and (b) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of Showboat (or any class thereof). Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

          Section 2. TRANSFER OF SHARES. Until the termination of this Agreement in accordance with the terms hereof, Stockholder will not, directly or indirectly, (a) sell, assign, transfer, pledge, encumber or otherwise dispose of any of the Shares, (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares; provided, however, that Stockholder may transfer the Shares to family members or to a trust so long as such trust or family member takes such Shares subject to the obligations and restrictions contained in this Agreement.

          Section 3.     REPRESENTATIONS AND WARRANTIES OF
STOCKHOLDER. Stockholder hereby represents and warrants to Harrah's with respect to himself or herself and his or her ownership of the Shares as follows:

               (a)  OWNERSHIP OF SHARES.  On the date hereof, the
Shares are owned of record and beneficially by Stockholder.
Stockholder has sole voting power, without restrictions, with respect to all of the Shares.

               (b) POWER, BINDING AGREEMENT. Stockholder has the legal capacity, power and authority to enter into and perform all of his or her obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate any other agreement to which Stockholder is a party, including, without limitation, any voting agreement, shareholders' agreement, partnership agreement or voting trust. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

               (c) NO CONFLICTS. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Stockholder or any of his or her properties or assets, other than such conflicts, violations or defaults or terminations, cancellations or accelerations which individually or in the aggregate do not materially impair the ability of Stockholder to perform his or her obligations hereunder. No consent, approval, order or authorization of, or registration, declaration, or filing with, any governmental entity is required by or with respect to the execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby.

          Section 4. NO SOLICITATION. Prior to the termination of this Agreement in accordance with its terms, Stockholder agrees that he or she will not, nor will he or she authorize or permit any of his or her employees, agents and representatives to, directly or indirectly, initiate or solicit any inquiries or the making of any Acquisition Proposal (as defined in the Merger Agreement).

          Section 5. TERMINATION. This Agreement shall terminate upon the earliest to occur of (i) the Effective Time (as such term is defined in the Merger Agreement) or (ii) any termination of the Merger Agreement in accordance with the terms thereof (including, without limitation, any termination pursuant to Section 7.1(f) thereof); provided that the provisions of
Section 8 shall survive any termination of this Agreement, and provided further that no such termination shall relieve any party of liability for a breach hereof prior to termination.

          Section 6. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

          Section 7. FIDUCIARY DUTIES. Notwithstanding anything in this Agreement to the contrary, the covenants and agreements set forth herein shall not prevent Stockholder from serving on Showboat's Board of Directors and from taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such designee's capacity as a director of Showboat.

          Section 8.     MISCELLANEOUS.

               (a)  This Agreement constitutes the entire
agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

               (b)  If any term or other provision of this
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

               (c)  This Agreement shall be governed by and
construed in accordance with the laws of the State of Nevada without regard to the principles of conflicts of law thereof.

               (d)  This Agreement may be executed in
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

                                J.K. HOUSSELS

                                /s/ J. K. Houssels
                                -------------------------------



Agreed and Acknowledged:

HARRAH'S ENTERTAINMENT, INC.


/s/ E. O. Robinson, Jr.
----------------------------
By: E. O. Robinson, Jr.
Its: Senior Vice President


                  STOCKHOLDER SUPPORT AGREEMENT

          STOCKHOLDER SUPPORT AGREEMENT, dated as of December 18, 1997 (this "Agreement"), by John D. Gaughan ("Stockholder") to and for the benefit of Harrah's Entertainment, Inc., a Delaware corporation ("Harrah's"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

          WHEREAS, as of the date hereof, Stockholder owns of record and beneficially 174,824 shares (such shares, together with any other voting or equity securities of Showboat, Inc., a Nevada corporation ("Showboat"), hereafter acquired by Stockholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares") of common stock, par value $1.00 per share ("Showboat Common Stock");

          WHEREAS, concurrently with the execution of this Agreement, Harrah's, HEI Acquisition Corp., a Nevada corporation and indirect wholly-owned subsidiary of Harrah's ("Merger Sub"), and Showboat are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into Showboat such that Showboat will become an indirect wholly-owned subsidiary of Harrah's (the "Merger"); and

          WHEREAS, as a condition to the willingness of Showboat, Harrah's and Merger Sub to enter into the Merger Agreement, Harrah's has requested the Stockholder agree, and in order to induce Harrah's and Merger Sub to enter into the Merger Agreement, the Stockholder is willing to agree to vote in favor of adopting the Merger Agreement and approving the Merger, upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

          Section 1. VOTING OF SHARES. Until the termination of this Agreement in accordance with the terms hereof, Stockholder hereby agrees that, at the Special Meeting (as defined in the Merger Agreement) or any other meeting of the stockholders of Showboat, however called, and in any action by written consent of the stockholders of Showboat, Stockholder will vote all of his or her respective Shares (a) in favor of adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, and (b) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of Showboat (or any class thereof). Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

          Section 2. TRANSFER OF SHARES. Until the termination of this Agreement in accordance with the terms hereof, Stockholder will not, directly or indirectly, (a) sell, assign, transfer, pledge, encumber or otherwise dispose of any of the Shares, (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares; provided, however, that Stockholder may transfer the Shares to family members or to a trust so long as such trust or family member takes such Shares subject to the obligations and restrictions contained in this Agreement.

          Section 3.     REPRESENTATIONS AND WARRANTIES OF
STOCKHOLDER. Stockholder hereby represents and warrants to Harrah's with respect to himself or herself and his or her ownership of the Shares as follows:

               (a)  OWNERSHIP OF SHARES.  On the date hereof, the
Shares are owned of record and beneficially by Stockholder.
Stockholder has sole voting power, without restrictions, with respect to all of the Shares.

               (b) POWER, BINDING AGREEMENT. Stockholder has the legal capacity, power and authority to enter into and perform all of his or her obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate any other agreement to which Stockholder is a party, including, without limitation, any voting agreement, shareholders' agreement, partnership agreement or voting trust. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

               (c) NO CONFLICTS. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Stockholder or any of his or her properties or assets, other than such conflicts, violations or defaults or terminations, cancellations or accelerations which individually or in the aggregate do not materially impair the ability of Stockholder to perform his or her obligations hereunder. No consent, approval, order or authorization of, or registration, declaration, or filing with, any governmental entity is required by or with respect to the execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby.

          Section 4. NO SOLICITATION. Prior to the termination of this Agreement in accordance with its terms, Stockholder agrees that he or she will not, nor will he or she authorize or permit any of his or her employees, agents and representatives to, directly or indirectly, initiate or solicit any inquiries or the making of any Acquisition Proposal (as defined in the Merger Agreement).

          Section 5. TERMINATION. This Agreement shall terminate upon the earliest to occur of (i) the Effective Time (as such term is defined in the Merger Agreement) or (ii) any termination of the Merger Agreement in accordance with the terms thereof (including, without limitation, any termination pursuant to Section 7.1(f) thereof); provided that the provisions of
Section 8 shall survive any termination of this Agreement, and provided further that no such termination shall relieve any party of liability for a breach hereof prior to termination.

          Section 6. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

          Section 7. FIDUCIARY DUTIES. Notwithstanding anything in this Agreement to the contrary, the covenants and agreements set forth herein shall not prevent Stockholder from serving on Showboat's Board of Directors and from taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such designee's capacity as a director of Showboat.

          Section 8.     MISCELLANEOUS.

               (a)  This Agreement constitutes the entire
agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

               (b)  If any term or other provision of this
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

               (c)  This Agreement shall be governed by and
construed in accordance with the laws of the State of Nevada without regard to the principles of conflicts of law thereof.

               (d)  This Agreement may be executed in
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

                                JOHN D. GAUGHAN


                                /s/ John D. Gaughan
                                --------------------------------


Agreed and Acknowledged:

HARRAH'S ENTERTAINMENT, INC.


/s/ E. O. Robinson, Jr.
-----------------------------
By: E. O. Robinson, Jr.
Its: Senior Vice President


                  STOCKHOLDER SUPPORT AGREEMENT

          STOCKHOLDER SUPPORT AGREEMENT, dated as of December 18, 1997 (this "Agreement"), by Carolyn M. Sparks ("Stockholder") to and for the benefit of Harrah's Entertainment, Inc., a Delaware corporation ("Harrah's"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

          WHEREAS, as of the date hereof, Stockholder owns of record and beneficially 203,208 shares (such shares, together with any other voting or equity securities of Showboat, Inc., a Nevada corporation ("Showboat"), hereafter acquired by Stockholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares") of common stock, par value $1.00 per share ("Showboat Common Stock");

          WHEREAS, concurrently with the execution of this Agreement, Harrah's, HEI Acquisition Corp., a Nevada corporation and indirect wholly-owned subsidiary of Harrah's ("Merger Sub"), and Showboat are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into Showboat such that Showboat will become an indirect wholly-owned subsidiary of Harrah's (the "Merger"); and

          WHEREAS, as a condition to the willingness of Showboat, Harrah's and Merger Sub to enter into the Merger Agreement, Harrah's has requested the Stockholder agree, and in order to induce Harrah's and Merger Sub to enter into the Merger Agreement, the Stockholder is willing to agree to vote in favor of adopting the Merger Agreement and approving the Merger, upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

          Section 1. VOTING OF SHARES. Until the termination of this Agreement in accordance with the terms hereof, Stockholder hereby agrees that, at the Special Meeting (as defined in the Merger Agreement) or any other meeting of the stockholders of Showboat, however called, and in any action by written consent of the stockholders of Showboat, Stockholder will vote all of his or her respective Shares (a) in favor of adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, and (b) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of Showboat (or any class thereof). Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

          Section 2. TRANSFER OF SHARES. Until the termination of this Agreement in accordance with the terms hereof, Stockholder will not, directly or indirectly, (a) sell, assign, transfer, pledge, encumber or otherwise dispose of any of the Shares, (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares; provided, however, that Stockholder may transfer the Shares to family members or to a trust so long as such trust or family member takes such Shares subject to the obligations and restrictions contained in this Agreement.

          Section 3.     REPRESENTATIONS AND WARRANTIES OF
STOCKHOLDER. Stockholder hereby represents and warrants to Harrah's with respect to himself or herself and his or her ownership of the Shares as follows:

               (a)  OWNERSHIP OF SHARES.  On the date hereof, the
Shares are owned of record and beneficially by Stockholder.
Stockholder has sole voting power, without restrictions, with respect to all of the Shares.

               (b) POWER, BINDING AGREEMENT. Stockholder has the legal capacity, power and authority to enter into and perform all of his or her obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate any other agreement to which Stockholder is a party, including, without limitation, any voting agreement, shareholders' agreement, partnership agreement or voting trust. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

               (c) NO CONFLICTS. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Stockholder or any of his or her properties or assets, other than such conflicts, violations or defaults or terminations, cancellations or accelerations which individually or in the aggregate do not materially impair the ability of Stockholder to perform his or her obligations hereunder. No consent, approval, order or authorization of, or registration, declaration, or filing with, any governmental entity is required by or with respect to the execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby.

          Section 4. NO SOLICITATION. Prior to the termination of this Agreement in accordance with its terms, Stockholder agrees that he or she will not, nor will he or she authorize or permit any of his or her employees, agents and representatives to, directly or indirectly, initiate or solicit any inquiries or the making of any Acquisition Proposal (as defined in the Merger Agreement).

          Section 5. TERMINATION. This Agreement shall terminate upon the earliest to occur of (i) the Effective Time (as such term is defined in the Merger Agreement) or (ii) any termination of the Merger Agreement in accordance with the terms thereof (including, without limitation, any termination pursuant to Section 7.1(f) thereof); provided that the provisions of
Section 8 shall survive any termination of this Agreement, and provided further that no such termination shall relieve any party of liability for a breach hereof prior to termination.

          Section 6. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

          Section 7. FIDUCIARY DUTIES. Notwithstanding anything in this Agreement to the contrary, the covenants and agreements set forth herein shall not prevent Stockholder from serving on Showboat's Board of Directors and from taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such designee's capacity as a director of Showboat.

          Section 8.     MISCELLANEOUS.

               (a)  This Agreement constitutes the entire
agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

               (b)  If any term or other provision of this
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

               (c)  This Agreement shall be governed by and
construed in accordance with the laws of the State of Nevada without regard to the principles of conflicts of law thereof.

               (d)  This Agreement may be executed in
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

                                CAROLYN M. SPARKS

                                /s/ Carolyn M. Sparks
                                ---------------------------------



Agreed and Acknowledged:

HARRAH'S ENTERTAINMENT, INC.


/s/ E. O. Robinson, Jr.
----------------------------
By: E. O. Robinson, Jr.
Its: Senior Vice President


                  STOCKHOLDER SUPPORT AGREEMENT

          STOCKHOLDER SUPPORT AGREEMENT, dated as of December 18, 1997 (this "Agreement"), by Jeanne S. Stewart ("Stockholder") to and for the benefit of Harrah's Entertainment, Inc., a Delaware corporation ("Harrah's"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

          WHEREAS, as of the date hereof, Stockholder owns of record and beneficially 377,686 shares (such shares, together with any other voting or equity securities of Showboat, Inc., a Nevada corporation ("Showboat"), hereafter acquired by Stockholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares") of common stock, par value $1.00 per share ("Showboat Common Stock");

          WHEREAS, concurrently with the execution of this Agreement, Harrah's, HEI Acquisition Corp., a Nevada corporation and indirect wholly-owned subsidiary of Harrah's ("Merger Sub"), and Showboat are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into Showboat such that Showboat will become an indirect wholly-owned subsidiary of Harrah's (the "Merger"); and

          WHEREAS, as a condition to the willingness of Showboat, Harrah's and Merger Sub to enter into the Merger Agreement, Harrah's has requested the Stockholder agree, and in order to induce Harrah's and Merger Sub to enter into the Merger Agreement, the Stockholder is willing to agree to vote in favor of adopting the Merger Agreement and approving the Merger, upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

          Section 1. VOTING OF SHARES. Until the termination of this Agreement in accordance with the terms hereof, Stockholder hereby agrees that, at the Special Meeting (as defined in the Merger Agreement) or any other meeting of the stockholders of Showboat, however called, and in any action by written consent of the stockholders of Showboat, Stockholder will vote all of his or her respective Shares (a) in favor of adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, and (b) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of Showboat (or any class thereof). Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

          Section 2. TRANSFER OF SHARES. Until the termination of this Agreement in accordance with the terms hereof, Stockholder will not, directly or indirectly, (a) sell, assign, transfer, pledge, encumber or otherwise dispose of any of the Shares, (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares; provided, however, that Stockholder may transfer the Shares to family members or to a trust so long as such trust or family member takes such Shares subject to the obligations and restrictions contained in this Agreement.

          Section 3.     REPRESENTATIONS AND WARRANTIES OF
STOCKHOLDER. Stockholder hereby represents and warrants to Harrah's with respect to himself or herself and his or her ownership of the Shares as follows:

               (a)  OWNERSHIP OF SHARES.  On the date hereof, the
Shares are owned of record and beneficially by Stockholder.
Stockholder has sole voting power, without restrictions, with respect to all of the Shares.

               (b) POWER, BINDING AGREEMENT. Stockholder has the legal capacity, power and authority to enter into and perform all of his or her obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate any other agreement to which Stockholder is a party, including, without limitation, any voting agreement, shareholders' agreement, partnership agreement or voting trust. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

               (c) NO CONFLICTS. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Stockholder or any of his or her properties or assets, other than such conflicts, violations or defaults or terminations, cancellations or accelerations which individually or in the aggregate do not materially impair the ability of Stockholder to perform his or her obligations hereunder. No consent, approval, order or authorization of, or registration, declaration, or filing with, any governmental entity is required by or with respect to the execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby.

          Section 4. NO SOLICITATION. Prior to the termination of this Agreement in accordance with its terms, Stockholder agrees that he or she will not, nor will he or she authorize or permit any of his or her employees, agents and representatives to, directly or indirectly, initiate or solicit any inquiries or the making of any Acquisition Proposal (as defined in the Merger Agreement).

          Section 5. TERMINATION. This Agreement shall terminate upon the earliest to occur of (i) the Effective Time (as such term is defined in the Merger Agreement) or (ii) any termination of the Merger Agreement in accordance with the terms thereof (including, without limitation, any termination pursuant to Section 7.1(f) thereof); provided that the provisions of
Section 8 shall survive any termination of this Agreement, and provided further that no such termination shall relieve any party of liability for a breach hereof prior to termination.

          Section 6. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

          Section 7. FIDUCIARY DUTIES. Notwithstanding anything in this Agreement to the contrary, the covenants and agreements set forth herein shall not prevent Stockholder from serving on Showboat's Board of Directors and from taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such designee's capacity as a director of Showboat.

          Section 8.     MISCELLANEOUS.

               (a)  This Agreement constitutes the entire
agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

               (b)  If any term or other provision of this
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

               (c)  This Agreement shall be governed by and
construed in accordance with the laws of the State of Nevada without regard to the principles of conflicts of law thereof.

               (d)  This Agreement may be executed in
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

                                JEANNE S. STEWART

                                /s/ Jeanne S. Stewart
                                -------------------------------



Agreed and Acknowledged:

HARRAH'S ENTERTAINMENT, INC.


/s/ E. O. Robinson, Jr.
----------------------------
By: E. O. Robinson, Jr.
Its: Senior Vice President


                  STOCKHOLDER SUPPORT AGREEMENT

          STOCKHOLDER SUPPORT AGREEMENT, dated as of December 18, 1997 (this "Agreement"), by J. Kell Houssels, III ("Stockholder") to and for the benefit of Harrah's Entertainment, Inc., a Delaware corporation ("Harrah's"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

          WHEREAS, as of the date hereof, Stockholder owns of record and beneficially 130,717 shares (such shares, together with any other voting or equity securities of Showboat, Inc., a Nevada corporation ("Showboat"), hereafter acquired by Stockholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares") of common stock, par value $1.00 per share ("Showboat Common Stock");

          WHEREAS, concurrently with the execution of this Agreement, Harrah's, HEI Acquisition Corp., a Nevada corporation and indirect wholly-owned subsidiary of Harrah's ("Merger Sub"), and Showboat are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into Showboat such that Showboat will become an indirect wholly-owned subsidiary of Harrah's (the "Merger"); and

          WHEREAS, as a condition to the willingness of Showboat, Harrah's and Merger Sub to enter into the Merger Agreement, Harrah's has requested the Stockholder agree, and in order to induce Harrah's and Merger Sub to enter into the Merger Agreement, the Stockholder is willing to agree to vote in favor of adopting the Merger Agreement and approving the Merger, upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

          Section 1. VOTING OF SHARES. Until the termination of this Agreement in accordance with the terms hereof, Stockholder hereby agrees that, at the Special Meeting (as defined in the Merger Agreement) or any other meeting of the stockholders of Showboat, however called, and in any action by written consent of the stockholders of Showboat, Stockholder will vote all of his or her respective Shares (a) in favor of adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, and (b) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of Showboat (or any class thereof). Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

          Section 2. TRANSFER OF SHARES. Until the termination of this Agreement in accordance with the terms hereof, Stockholder will not, directly or indirectly, (a) sell, assign, transfer, pledge, encumber or otherwise dispose of any of the Shares, (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares; provided, however, that Stockholder may transfer the Shares to family members or to a trust so long as such trust or family member takes such Shares subject to the obligations and restrictions contained in this Agreement.

          Section 3.     REPRESENTATIONS AND WARRANTIES OF
STOCKHOLDER. Stockholder hereby represents and warrants to Harrah's with respect to himself or herself and his or her ownership of the Shares as follows:

               (a)  OWNERSHIP OF SHARES.  On the date hereof, the
Shares are owned of record and beneficially by Stockholder.
Stockholder has sole voting power, without restrictions, with respect to all of the Shares.

               (b) POWER, BINDING AGREEMENT. Stockholder has the legal capacity, power and authority to enter into and perform all of his or her obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate any other agreement to which Stockholder is a party, including, without limitation, any voting agreement, shareholders' agreement, partnership agreement or voting trust. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

               (c) NO CONFLICTS. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Stockholder or any of his or her properties or assets, other than such conflicts, violations or defaults or terminations, cancellations or accelerations which individually or in the aggregate do not materially impair the ability of Stockholder to perform his or her obligations hereunder. No consent, approval, order or authorization of, or registration, declaration, or filing with, any governmental entity is required by or with respect to the execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby.

          Section 4. NO SOLICITATION. Prior to the termination of this Agreement in accordance with its terms, Stockholder agrees (a) that he or she will not, nor will he or she authorize or permit any of his or her employees, agents and representatives to, directly or indirectly, initiate or solicit any inquiries or the making of any Acquisition Proposal (as defined in the Merger Agreement) and (b) that he or she will notify Harrah's as soon as possible if any such inquiries or proposals are received by, any information or documents is requested from, or any negotiations or discussions are sought to be initiated or continued with, him or her or any of his or her affiliates.

          Section 5. TERMINATION. This Agreement shall terminate upon the earliest to occur of (i) the Effective Time (as such term is defined in the Merger Agreement) or (ii) any termination of the Merger Agreement in accordance with the terms thereof (including, without limitation, any termination pursuant to Section 7.1(f) thereof); provided that the provisions of
Section 8 shall survive any termination of this Agreement, and provided further that no such termination shall relieve any party of liability for a breach hereof prior to termination.

          Section 6. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

          Section 7. FIDUCIARY DUTIES. Notwithstanding anything in this Agreement to the contrary, the covenants and agreements set forth herein shall not prevent Stockholder from serving on Showboat's Board of Directors and from taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such designee's capacity as a director of Showboat.

          Section 8.     MISCELLANEOUS.

               (a)  This Agreement constitutes the entire
agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

               (b)  If any term or other provision of this
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

               (c)  This Agreement shall be governed by and
construed in accordance with the laws of the State of Nevada without regard to the principles of conflicts of law thereof.

               (d)  This Agreement may be executed in
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

                                J. KELL HOUSSELS, III

                                /s/ J. Kell Houssels, III
                                -------------------------------



Agreed and Acknowledged:

HARRAH'S ENTERTAINMENT, INC.


/s/ E. O. Robinson, Jr.
----------------------------
By: E. O. Robinson, Jr.
Its: Senior Vice President